                                                                    EXHIBIT 99.1
                                                                    ------------



                                  $100,000,000

                                CREDIT AGREEMENT


                          DATED AS OF FEBRUARY 9, 2001

                                     AMONG

                                LUIGINO'S, INC.,

                                  THE LENDERS,

                                 BANK ONE, NA,
                     AS  ADMINISTRATIVE AGENT AND LC ISSUER

                                      AND

                        U.S. BANK NATIONAL ASSOCIATION,
                              AS SYNDICATION AGENT
                             AND SWING LINE LENDER

                             _____________________

                        BANC ONE CAPITAL MARKETS, INC.,
                       LEAD ARRANGER AND SOLE BOOK RUNNER

                                   TABLE OF CONTENTS

ARTICLE I  DEFINITIONS..................................................................   1
ARTICLE II  THE CREDITS.................................................................  22
2.1.  Term Loan Facility................................................................  22
   2.1.1  Description of Facility.......................................................  22
   2.1.2  Repayment of Facility.........................................................  22
2.2.  Revolving Credit Facility.........................................................  22
   2.2.1  Description of Facility.......................................................  22
   2.2.2  Repayment of Facility upon Reduction in Commitments...........................  23
   2.2.3  Termination...................................................................  23
2.3.  Advances..........................................................................  23
2.4.  Types of Advances.................................................................  23
2.5.  Swing Line Loans..................................................................  23
   2.5.1  Amount of Swing Line Loans....................................................  23
   2.5.2  Borrowing Notice..............................................................  24
   2.5.3  Making of Swing Line Loans....................................................  24
   2.5.4  Repayment of Swing Line Loans.................................................  24
2.6.  Commitment Fee; Reductions and Increases in Aggregate Commitment..................  25
2.7.  Minimum Amount of Each Advance....................................................  26
2.8.  Optional Principal Payments.......................................................  26
2.9.  Mandatory Prepayments and Commitment Reductions...................................  26
2.10.  Method of Selecting Types and Interest Periods for New Advances..................  27
2.11.  Conversion and Continuation of Outstanding Advances..............................  28
2.12.  Changes in Interest Rate, etc....................................................  29
2.13.  Rates Applicable After Default...................................................  29
2.14.  Method of Payment................................................................  29
2.15.  Noteless Agreement; Evidence of Indebtedness.....................................  30
2.16.  Telephonic Notices...............................................................  31
2.17.  Interest Payment Dates; Interest and Fee Basis...................................  31
2.18.  Notification of Advances, Interest Rates, Prepayments and Commitment Reductions..  31
2.19.  Lending Installations............................................................  32
2.20.  Non-Receipt of Funds by the Agent................................................  32
2.21.  Facility LCs.....................................................................  32
   2.21.1  Issuance.....................................................................  32
   2.21.2  Participations...............................................................  33
   2.21.3  Notice.......................................................................  33
   2.21.4  LC Fees......................................................................  33
   2.21.5  Administration; Reimbursement by Lenders.....................................  34
   2.21.6  Reimbursement by Borrower....................................................  34
   2.21.7  Obligations Absolute.........................................................  35
   2.21.8  Actions of LC Issuer.........................................................  35
   2.21.9  Indemnification..............................................................  36

   2.21.10  Lenders' Indemnification....................................................  36
   2.21.11  Facility LC Collateral Account..............................................  37
   2.21.12  Rights as a Lender..........................................................  37
2.22.  Replacement of Lender............................................................  37
ARTICLE III  YIELD PROTECTION; TAXES....................................................  38
3.1.  Yield Protection..................................................................  38
3.2.  Changes in Capital Adequacy Regulations...........................................  39
3.3.  Availability of Types of Advances.................................................  39
3.4.  Funding Indemnification...........................................................  40
3.5.  Taxes.............................................................................  40
3.6.  Lender Statements; Survival of Indemnity..........................................  42
ARTICLE IV  CONDITIONS PRECEDENT........................................................  42
4.1.  Initial Credit Extension..........................................................  43
4.2.  Each Credit Extension.............................................................  46
ARTICLE V  REPRESENTATIONS AND WARRANTIES...............................................  46
5.1.  Existence and Standing............................................................  47
5.2.  Authorization and Validity........................................................  47
5.3.  No Conflict; Government Consent...................................................  47
5.4.  Financial Statements..............................................................  47
5.5.  Material Adverse Change...........................................................  47
5.6.  Taxes.............................................................................  48
5.7.  Litigation and Contingent Obligations.............................................  48
5.8.  Subsidiaries......................................................................  48
5.9.  ERISA.............................................................................  48
5.10.  Accuracy of Information..........................................................  49
5.11.  Regulation U.....................................................................  49
5.12.  Material Agreements..............................................................  49
5.13.  Compliance With Laws.............................................................  49
5.14.  Ownership of Properties..........................................................  49
5.15.  Plan Assets; Prohibited Transactions.............................................  49
5.16.  Environmental Matters............................................................  50
5.17.  Investment Company Act...........................................................  50
5.18.  Public Utility Holding Company Act...............................................  50
5.19.  Subordinated Indebtedness........................................................  51
5.20.  Insurance........................................................................  51
5.21.  Solvency.........................................................................  51
5.22.  Acquisition Documents............................................................  51
5.23.  Security.........................................................................  52
ARTICLE VI  COVENANTS...................................................................  52
6.1.  Financial Reporting...............................................................  52
6.2.  Use of Proceeds...................................................................  54
6.3.  Notice of Default.................................................................  54
6.4.  Conduct of Business...............................................................  54
6.5.  Taxes.............................................................................  54
6.6.  Insurance.........................................................................  54

6.7.  Compliance with Laws..............................................................  55
6.8.  Maintenance of Properties.........................................................  55
6.9.  Inspection........................................................................  55
6.10.  Capital Stock and Dividends......................................................  55
6.11.  Indebtedness.....................................................................  56
6.12.  Merger...........................................................................  57
6.13.  Sale of Assets...................................................................  57
6.14.  Investments and Acquisitions.....................................................  57
6.15.  Liens............................................................................  58
6.16.  Capital Expenditures.............................................................  59
6.17.  Rental Obligations...............................................................  60
6.18.  Affiliates.......................................................................  60
6.19.  Subordinated Indebtedness........................................................  60
6.20.  Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities..........  60
6.21.  Environmental Matters............................................................  60
6.22.  Change in Corporate Structure; Fiscal Year.......................................  61
6.23.  Inconsistent Agreements..........................................................  61
6.24.  Contingent Obligations...........................................................  61
6.25.  Financial Covenants..............................................................  62
6.26.  ERISA Compliance.................................................................  63
6.27.  Subsidiary Guaranties and Personal Property Pledges..............................  64
6.28.  Subsidiary Stock Pledge..........................................................  64
6.29.  Leasehold Mortgage...............................................................  64
ARTICLE VII  DEFAULTS...................................................................  64
ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES............................  68
8.1.  Acceleration; Facility LC Collateral Account......................................  68
8.2.  Amendments........................................................................  69
8.3.  Preservation of Rights............................................................  70
ARTICLE IX  GENERAL PROVISIONS..........................................................  70
9.1.  Survival of Representations.......................................................  70
9.2.  Governmental Regulation...........................................................  70
9.3.  Headings..........................................................................  70
9.4.  Entire Agreement..................................................................  70
9.5.  Several Obligations; Benefits of this Agreement...................................  70
9.6.  Expenses; Indemnification.........................................................  71
9.7.  Numbers of Documents..............................................................  72
9.8.  Accounting........................................................................  72
9.9.  Severability of Provisions........................................................  72
9.10.  Nonliability of Lenders..........................................................  72
9.11.  Confidentiality..................................................................  73
9.12.  Nonreliance......................................................................  73
ARTICLE X  THE AGENT....................................................................  73
10.1.  Appointment; Nature of Relationship..............................................  73
10.2.  Powers...........................................................................  74
10.3.  General Immunity.................................................................  74

10.4.  No Responsibility for Loans, Recitals, etc.......................................  74
10.5.  Action on Instructions of Lenders................................................  74
10.6.  Employment of Agents and Counsel.................................................  75
10.7.  Reliance on Documents; Counsel...................................................  75
10.8.  Agent's Reimbursement and Indemnification........................................  75
10.9.  Notice of Default................................................................  75
10.10.  Rights as a Lender..............................................................  76
10.11.  Lender Credit Decision..........................................................  76
10.12.  Successor Agent.................................................................  76
10.13.  Agent and Arranger Fees.........................................................  77
10.14.  Delegation to Affiliates........................................................  77
10.15.  Execution of Collateral Documents...............................................  77
10.16.  Collateral Releases.............................................................  77
ARTICLE XI  SETOFF; RATABLE PAYMENTS....................................................  77
11.1.  Setoff...........................................................................  77
11.2.  Ratable Payments.................................................................  78
ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..........................  78
12.1.  Successors and Assigns...........................................................  78
12.2.  Participations...................................................................  79
   12.2.1  Permitted Participants; Effect...............................................  79
   12.2.2  Voting Rights................................................................  79
   12.2.3  Benefit of Setoff............................................................  79
12.3.  Assignments......................................................................  79
   12.3.1  Permitted Assignments........................................................  79
   12.3.2  Effect; Effective Date.......................................................  80
12.4.  Dissemination of Information.....................................................  80
12.5.  Tax Treatment....................................................................  80
ARTICLE XIII  NOTICES...................................................................  81
13.1.  Notices..........................................................................  81
13.2.  Change of Address................................................................  81
ARTICLE XIV  COUNTERPARTS...............................................................  81
ARTICLE XV  CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL................  81
15.1.  Choice Of Law....................................................................  81
15.2.  Consent To Jurisdiction..........................................................  82
15.3.  Waiver Of Jury Trial.............................................................  82

SCHEDULES AND EXHIBITS
----------------------

COMMITMENT SCHEDULE
PRICING SCHEDULE
EXHIBIT  A   COMPLIANCE CERTIFICATE
EXHIBIT  B   ASSIGNMENT AGREEMENT
EXHIBIT  C   LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
EXHIBIT  D-1 REVOLVING CREDIT NOTE
EXHIBIT  D-2 TERM NOTE
EXHIBIT  E   BORROWING BASE CERTIFICATE

SCHEDULE 1.  SUBSIDIARIES AND OTHER INVESTMENTS
SCHEDULE 2.  INDEBTEDNESS AND LIENS
811300.7
SCHEDULE 3.  ENVIRONMENTAL MATTERS
SCHEDULE 4.  ADJUSTED CONSOLIDATED EBITDA COMPUTATION

                                CREDIT AGREEMENT

     This Agreement, dated as of February 9, 2001, is among Luigino's, Inc., a Minnesota corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as LC Issuer and as Agent, and U.S. Bank National Association, as Swing Line Lender.

                                R E C I T A L S:

     A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $100,000,000, the proceeds of which the Borrower will use (a) for its working capital and general corporate needs (including the refinancing of the Existing Credit Agreement) and
(b) to finance the Gourmet Acquisition.

     B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     As used in this Agreement:

     "Accounts" means all present and future rights of the Borrower (or any Wholly-Owned Subsidiary of the Borrower which has executed Collateral Documents as required by Section 6.27) to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance.

     "Accounting Period" means the thirteen (13) periods, each having a duration of either four or five weeks, into which the Borrower's fiscal year is divided.

     "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

     "Acquisition Documents" means the Purchase Agreement and the other documents, certificates and agreements delivered in connection with the Gourmet Acquisition.

     "Adjusted Consolidated EBITDA" means, for any four fiscal quarter period, Consolidated EBITDA for such period plus (i) the actual new item placement
                                    ----
expenses ("NIP Costs") incurred during such period and minus (ii) the aggregate
                                                       -----
NIP Costs allocated to such period (the "Allocated NIP Costs") as described in the following three sentences. For fiscal year 2000, total NIP Costs shall be allocated on a level basis over the four fiscal quarters in such fiscal year. For subsequent periods the NIP Costs actually incurred in any fiscal quarter shall be allocated equally over such fiscal quarter and the three succeeding fiscal quarters. The Allocated NIP Costs for any four fiscal quarter period shall be calculated by summing the NIP Costs allocated to each of the relevant fiscal quarters as described above. An example of the computation of Adjusted Consolidated EBITDA is set forth on Schedule 4 hereto.

     "Advance" means a borrowing hereunder, (i) made by some or all of the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period and may be a Revolving Credit Advance or Term Loan Advance. The term "Advance" shall include Swing Line Loans unless expressly otherwise provided.

     "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

     "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

     "Aggregate Available Revolving Credit Commitment" means, at any time, (a) the lesser of (i) the Aggregate Revolving Credit Commitment at such time and
(ii) the Borrowing Base, less (b) the outstanding Facility LC Obligations at
                         ----
such time.

     "Aggregate Outstanding Revolving Credit Exposure" means, at any time, the aggregate of the Outstanding Revolving Credit Exposure of all the Lenders.

     "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Revolving Commitment is $40,000,000.

     "Aggregate Term Loan Commitment" means the aggregate of the Term Loan Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof. The initial Aggregate Term Loan Commitment is $60,000,000.

     "Aggregate Total Commitment" means the aggregate of the Total Commitments of all the Lenders hereunder.

     "Agreement" means this credit agreement, as it may be amended, restated or otherwise modified and in effect from time to time.

     "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.4; provided, however, that for purposes of all computations required to be made with respect to compliance by the Borrower with Section 6.25, such term shall mean generally accepted accounting principles as in effect on the Closing Date, applied in a manner consistent with those used in preparing the financial statements referred to in Section 5.4.

     "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

     "Applicable Dividend Percentage" means, with respect to any fiscal year of the Borrower, (i) 50% if the Total Leverage Ratio as of the end of such fiscal year is less than 2.50:1.00 and (ii) 0% otherwise.

     "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Revolving Credit Commitment at such time as set forth in the Pricing Schedule.

     "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

     "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Asset Disposition" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices and (ii) the issue or sale by the Borrower or any of its Subsidiaries of Equity Interests of any of the Borrower's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions. Notwithstanding the foregoing, neither (x) a transfer of assets by the

Borrower to a Wholly-Owned Subsidiary or by a Wholly-Owned Subsidiary to the Borrower or to another Wholly-Owned Subsidiary nor (y) an issuance of Equity Interests by a Wholly-Owned Subsidiary to the Borrower or to another Wholly-Owned Subsidiary will be deemed to be Asset Dispositions.

     "Authorized Officer" means any of the chief executive officer, president or chief financial officer of the Borrower, acting singly.

     "Available Aggregate Revolving Commitment" means, at any time, the Aggregate Available Revolving Commitment then in effect minus the Aggregate Outstanding Revolving Credit Exposure at such time.

     "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

     "Borrower" means Luigino's, Inc., a Minnesota corporation, and its successors and assigns.

     "Borrower Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, duly executed and delivered by the Borrower in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) 80% of the book value of all Eligible Accounts plus (b) 50% of
                                                              ----
the book value of all Eligible Inventory at such time; provided, however that
                                                       -----------------
until the Borrower's delivery of the Borrowing Base Certificate showing the Borrowing Base as of the last Business Day of March, 2001, the Borrowing Base shall be not less than $25,000,000.

     "Borrowing Base Certificate" means a borrowing base certificate in substantially the form of Exhibit E hereto.

     "Borrowing Date" means a date on which an Advance is made hereunder.

     "Borrowing Notice" is defined in Section 2.10.

     "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

     "Capital Expenditures" means any amount debited to the fixed asset account on the Borrower's balance sheet in respect of: (i) the acquisition (including, without limitation, acquisition by entry into a Capitalized Lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds; and (ii) to the extent related to and not included in (i) above, materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with Agreement Accounting Principles).

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

     "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts and money market funds which invest solely in other assets comprising Cash Equivalents hereunder maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both
              --------
principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

     "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, including, without limitation, any acquisition effected by means of any transaction contemplated by Section 6.12, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower (ii) JFP, his estate and his immediate family shall cease to own at least 51% of the shares of all voting stock of the Borrower or shall cease to control the power to elect a majority of the Borrower's board of directors or shall cease to control the power to direct the Borrower's management and policies whether through the ownership of voting securities, by contract or otherwise, or (iii) the occurrence of a "Change of Control" under the Senior Subordinated Indenture.

     "Closing Date" means the date of the initial Credit Extension hereunder.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

     "Collateral Documents" means, collectively, (i) the Borrower Security Agreement, (ii) the Subsidiary Security Agreement, (iii) the Intellectual Property Assignments and (iv) all other security agreements, patent and trademark assignments, guarantees and other similar agreements between the Borrower or any Subsidiary and the Lenders or the Agent for the benefit of the Lenders now or hereafter delivered to the Lenders or the Agent pursuant to or in connection with the transactions contemplated hereby, and any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

     "Collateral Shortfall Amount" is defined in Section 8.1.

     "Commitment" means, for each Lender, the obligation of such Lender to make Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth on the Commitment Schedule attached hereto, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

     "Consolidated EBITDA" means, for any period, the sum for such period, without duplication, of (i) Consolidated Net Income, plus (ii) Consolidated
                                                     ----
Interest Expense, plus (iii) expense for taxes paid or accrued, plus (iv)
                  ----                                          ----
depreciation, plus (v) amortization, plus (vi) any other non-recurring non-cash
              ----                   ----
charges to the extent deducted in computing Consolidated Net Income, minus (vii)
                                                                     -----
any non-recurring non-cash credits to the extent added in computing Consolidated Net Income, plus (viii) extraordinary losses, plus (ix) after-tax losses
            ----                              ----
arising out of non-recurring events provided, that for any date of determination from and after January 1, 2001, the aggregate adjustment pursuant to clauses
                                                                     -------
(vi) through (ix) of this definition shall not exceed $2,000,000 for the four
----         ----
fiscal quarter period ending on such date (exclusive of any such adjustments for periods ending prior to January 1, 2001), minus (x) after-tax gains arising out
                                          -----
of non-recurring events, all calculated in accordance with Agreement Accounting Principles except that such calculations shall be made on a pro forma basis (giving effect to any Acquisition) using historical audited financial (or, in the case of the Gourmet Acquisition or as otherwise consented to by the Required Lenders, unaudited financial statements) obtained from the seller, broken down by fiscal quarter, as if the Acquisition had occurred on the first day of the twelve-month period ending on the last day of the Borrower's most recently completed fiscal quarter; provided that the foregoing items (ii) through (x)
                          --------
shall be added or deducted, as applicable, solely to the extent included in the computation of Consolidated Net Income.

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Borrower and its consolidated Subsidiaries, whether paid or accrued (including, without duplication, the interest component of Capitalized Leases and Off-Balance Sheet Liabilities), all as determined in conformity with Agreement Accounting Principles and excluding Consolidated Non-Cash Interest Expense.

     "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consolidated Non-Cash Interest" means, with reference to any period, the underwriting or closing costs and fees associated with incurrence of Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

     "Consulting Agreement" means that certain Consulting Agreement dated as of January 1, 1999 between the Borrower and Paulucci International Ltd., Inc., a Florida corporation, as in effect on the date hereof, giving effect to the First Amendment to Consulting Agreement dated as of December 12, 1999, the Second Amendment to Consulting Agreement dated May 31, 2000, and the Third Amendment to Consulting Agreement dated December 6, 2000.

     "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

     "Conversion/Continuation Notice" is defined in Section 2.11.

     "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

     "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

     "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

     "Default" means an event described in Article VII.

     "Dividend Availability Amount" means, at any time of computation, an amount equal to (i) the product of (A) the Applicable Dividend Percentage for the Borrower's most recently completed fiscal year times (B) the Borrower's Consolidated Net Income for such fiscal year, minus (ii) Tax Distributions
                                              -----
actually paid (or to be paid assuming all Tax Distributions relative to such fiscal year are made to the full extent permitted by Section 6.10) by the Borrower to its shareholders with respect to such fiscal year, minus (iii) the
                                                               -----
aggregate amount of all dividends, distributions, stock repurchases or stock redemptions previously declared, paid or made by the Borrower pursuant to
Section 6.10(b)(iii) during the fiscal year in which such computation is made.

     "Eligible Accounts" means, at any date of determination, the United States dollar value of only such of the Accounts arising from the sale of finished goods Inventory in which only the

Agent holds a Lien and as to which the Agent, in its reasonable business judgment, shall from time to time determine to be collectable in a timely manner in the ordinary course of business without dispute or set off. Notwithstanding any earlier classification of eligibility, the Agent may consider any Account not to be an Eligible Account if: (i) any warranty is breached as to the Account; (ii) the Account is not paid by the account debtor within 60 days from the due date of such Account; (iii) the account debtor disputes liability or makes any claim with respect to the Account, provided that the amount of such Account which is excluded from eligibility under this clause (iv) shall not exceed the amount which is disputed; (v) a petition in bankruptcy or other application for relief under any insolvency law is filed with respect to the account debtor owing the Account; (vi) the account debtor on the Account makes an assignment for the benefit of creditors, becomes insolvent, fails, suspends or goes out of business; (vii) the Account arises from a sale to an account debtor outside the United States and Canada, unless the sale is supported by a letter of credit, acceptance or other terms acceptable to the Agent or is to an account debtor whose creditworthiness is satisfactory to the Agent; (viii) such Account is owed by an account debtor which has not paid 15% or more of its Accounts within the time period specified in subsection (ii) of this definition;
(ix) the account debtor is a Related Party or an employee of the Borrower; (x) the account debtor is the United States of America or any state or local governmental unit or any agency or department of any thereof, unless the Borrower or applicable Subsidiary has taken all action, if any, required under the laws of the relevant governmental entity to validly assign the relevant Account to the Agent; or (xi) the Agent shall become dissatisfied, in its reasonable business judgment, with the enforceability or collectibility of such Account or with the creditworthiness of an account debtor owing such Account and shall have given the Borrower five Business Days' notice of such dissatisfaction. The amount of Eligible Accounts shall be computed no less frequently than monthly from the Borrowing Base Certificate delivered to the Agent pursuant to Section 6.1(x). The Borrower may assume that any Accounts not disqualified under any of clauses (i) through (xi) above are Eligible Accounts unless and until otherwise notified in writing by the Agent.

"Eligible Inventory" means at any date of determination, the United States dollar value of only such raw material or finished goods Inventory of the Borrower or applicable Subsidiary in which only the Agent holds a Lien. The Agent, notwithstanding any earlier classification of eligibility, may consider any raw material or finished goods Inventory not to be Eligible Inventory if:
(i) such Inventory does not constitute either finished goods Inventory saleable in the Borrower's or applicable Subsidiary's ordinary course of business or raw materials that are to be used or consumed in the normal course in the processing of such raw materials into finished goods which, upon completion, will constitute finished goods Inventory saleable in the Borrower's or applicable Subsidiary's ordinary course of business; (ii) such Inventory does not meet all standards imposed by any governmental agency having regulatory authority over such goods and/or their use, manufacture or sale; (iii) such Inventory has not been physically received in the continental United States by the Borrower or applicable Subsidiary; (iv) such Inventory is not currently usable in the normal course of the Borrower's or applicable Subsidiary's operations; (v) such Inventory is on consignment to or from any other Person or is subject to any bailment; (vi) such Inventory is not located at a collateral location identified on Exhibit A to the applicable Security Agreement (or, if such Inventory is located at a leased location so identified, the Agent has not received such related landlord waivers or consents as it may reasonably request;

provided that any such waivers or consents may be provided within thirty days after the date hereof), or (vii) such Inventory has been sold to any other Person. The value of Eligible Inventory shall be the lower of cost or market computed on a first-in, first-out basis in accordance with Agreement Accounting Principles minus a reserve for obsolescence satisfactory in amount to the Borrower's independent certified public accountants, determined in accordance with Agreement Accounting Principles, and shall be computed no less frequently than monthly from the Borrowing Base Certificate delivered to the Agent pursuant to Section 6.1(x). The Borrower may assume that any Inventory not disqualified under any of clauses (i) through (vii) above is Eligible Inventory unless and until otherwise notified in writing by the Agent.

     "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

     "Environmental Permit" is defined in Section 5.16.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

     "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided
                                                                      --------
that, (i) if Reuters Screen FRBD is not available to the Agent for any reason,
----
the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

     "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the applicable Eurodollar Rate.

     "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

     "Excess Cash Flow" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, (a) Consolidated EBITDA, minus (b) the sum of (i) Tax Distributions paid by the Borrower to the Borrower's shareholders, plus (ii) Consolidated Interest Expense, (iii) plus Capital Expenditures, plus
                                               ----                       ----
(iv) scheduled principal payments made on all term Indebtedness (exclusive of mandatory prepayments made hereunder in respect of Excess Cash Flow from the preceding fiscal year or in respect of any Asset Disposition), and minus (c) the
                                                                   -----
increase (or plus the decrease, as the case may be), as of the last day of a
             ----
fiscal year from the last day of the previous fiscal year in the excess of Current Assets over Current Liabilities. For purposes of this definition, "Current Assets" means all accounts receivable and Inventory of the Company and its Subsidiaries, calculated in accordance with Agreement Accounting Principles, excluding cash and cash equivalents and excluding Accounts due from Affiliates and "Current Liabilities" means all liabilities of the Company and its Subsidiaries which should, in accordance with Agreement Accounting Principles, be classified as current liabilities, and in any event shall include all Indebtedness payable on demand or within one year from the date of determination without any option on the part of the obligor to extend or renew beyond such year, all accruals for federal or other taxes based on or measured by income and payable within such year, and the current portion of long-term Indebtedness required to be paid within one year (excluding the Revolving Loans).

     "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

     "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

     "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of February 4, 1999 among the Borrower, the Agent and certain financial institutions, as amended through the date hereof.

     "Facility LC" is defined in Section 2.21.1.

     "Facility LC Application" is defined in Section 2.21.3.

     "Facility LC Collateral Account" is defined in Section 2.21.11.

     "Facility LC Obligations" means as at the time of determination thereof, the sum of (a) the Reimbursement Obligations then outstanding and (b) the aggregate then undrawn face amount of the then outstanding Facility LCs.

     "Facility Termination Date" means December 31, 2005.

     "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

     "Fixed Charge Coverage Ratio" means, for any period, the ratio of: (a) the sum of (i) Adjusted Consolidated EBITDA for such period, plus (ii) Rentals,
                                                         ----
minus (iii) Tax Distributions (without duplication for any amount subtracted
-----
under clause (iv) below) paid by the Borrower to its shareholders during such period, minus (iv) the amount (without duplication for any amount subtracted
        -----
under clause (iii) above) of any increase in the outstanding principal balance of the Shareholder Note on the last day of such period from the first day of such period, minus (v) dividends or distributions (excluding Tax Distributions)
             -----
to (b) the sum of (i) Consolidated Interest Expense of the Borrower for such period, plus (ii) Rentals, plus (iii) scheduled principal payments of
        ----               ----
Indebtedness made, or required to have been made, by the Borrower during such period.

     "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

     "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.12, bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which, except as otherwise provided in
Section 2.12, bears interest at the Floating Rate.

     "Gourmet" means The All-American Gourmet Company, a Delaware corporation.

     "Gourmet Acquisition" means the acquisition by the Borrower of all of the outstanding capital stock of Gourmet from the Seller pursuant to the Purchase Agreement.

     "Gourmet Guaranty" means that certain Supplemental Indenture dated as of the date hereof among Gourmet, the Borrower and US Bank National Association, as trustee under the Senior Subordinated Indenture, as in effect on the date hereof.

     "Guarantor" means each Subsidiary of the Borrower, and its successors and assigns.

     "Guaranty" means that certain Guaranty dated as of the date hereof executed by each Guarantor in favor of the Agent, for the ratable benefit of the Lenders, as it may be amended or modified and in effect from time to time.

     "Hazardous Materials" is defined in Section 5.16.

     "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person in an amount equal to the lesser of (i) such obligations and (ii) the fair market value of such Property if such obligations have not been assumed, (iv) obligations which are evidenced by notes, acceptances, or similar instruments,
(v) Capitalized Lease Obligations, (vi) Rate Management Obligations, (vii) Contingent Obligations, (viii) obligations for which such Person is obligated pursuant to or in respect of a Facility Letter of Credit and the face amount of any other Letter of Credit (ix) repurchase obligations or liabilities of such Person with respect to accounts or notes receivable sold by such Person and (x) Off-Balance Sheet Liabilities. For the purpose hereof, the amount of any Contingent Obligation shall not, in any event, exceed the amount which, in light of the facts and circumstances, represents the amount that can reasonably be expected to become an actual or matured liability in accordance with Agreement Accounting Principles.

     "Intellectual Property Assignments" mean (i) that certain Intellectual Property Assignment, dated as of the date hereof, duly executed and delivered by the Borrower in favor of the Agent, on behalf of the Lenders, and (ii) that certain Intellectual Property Assignment, dated as of the date hereof, duly executed and delivered by Gourmet in favor of the Agent, on behalf of the Lenders, in each case of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time.

     "Interest Period" means, with respect to a Eurodollar Advance, subject to the proviso in Section 2.10, a period of one, two, three or six months (or such other periods acceptable to all of the Lenders making such Eurodollar Advances) commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided,
                                                                   ---------
however, that if there is no such numerically corresponding day in such next,
--------
second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided,
                                                               ---------
however, that if said next succeeding Business Day falls in a new calendar
-------
month, such Interest Period shall end on the immediately preceding Business Day.

     "Inventory" means all goods now or at any time hereafter owned by the Borrower (or a Wholly-Owned Subsidiary of the Borrower which has executed Collateral Documents as required by Section 6.27) and held for sale or lease, or furnished or to be furnished by the Borrower or such Subsidiary under contracts of service, or consumed in the Borrower's or such Subsidiary's business, including, without limitation, all merchandise, raw materials, parts, supplies, work-in-process and finished goods intended for sale.

     "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

     "JFP" means Jeno F. Paulucci.

     "LC Fee" is defined in Section 2.21.4.

     "LC Issuer" means Bank One (or any subsidiary or affiliate of Bank One designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

     "LC Obligations" means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

     "LC Payment Date" is defined in Section 2.21.5.

     "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns. Unless otherwise specified, the term "Lenders" includes US Bank National Association in its capacity as Swing Line Lender.

     "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.19.

     "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

     "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

     "Loan" means, with respect to a Lender, such Lender's Loan made pursuant to
Article II (or any conversion or continuation thereof) in the form of a Revolving Loan or a Term Loan.

     "Loan Documents" means this Agreement, the Facility LC Applications and any Notes issued pursuant to Section 2.15, the Collateral Documents, and the Guaranty.

     "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), performance, results of operations, or prospects of the Borrower, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

     "Modify" and "Modification" are defined in Section 2.21.1.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

     "Net Available Proceeds" means the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Disposition (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Disposition), net of the direct costs relating to such Asset Disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of the Indebtedness (other than the Obligations) secured by a Lien on the asset or assets that were the subject of such Asset Disposition and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Agreement Accounting Principles.

     "Net Mark-to-Market Exposure" of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions. "Unrealized losses" means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and "unrealized profits" means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date).

     "Non-U.S. Lender" is defined in Section 3.5(iv).

     "Note" means a Revolving Credit Note or a Term Note.

     "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the LC Issuer or any indemnified party arising under the Loan Documents.

     "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

     "Other Taxes" is defined in Section 3.5(ii).

     "Outstanding Revolving Credit Exposure" means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rate Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

     "Parkersburg Facility" means the proposed manufacturing facility to be owned by the Borrower located in Parkersburg, West Virginia.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" means (i) with respect to any Eurodollar Loan, in the case of an Interest Period with a duration of one, two or three months, the last day of such Interest Period and, in the case of an Interest Period with a duration of six months or more, the last day of each March, June, September and December;
(ii) with respect to any Floating Rate Loan, the last day of each calendar month; and (iii) with respect to the commitment fee payable pursuant to Section
2.6 and the LC Fee payable pursuant to Section 2.21.4, the last day of each March, June, September and December.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

     "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

     "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Total Commitment.

     "Pro Rata Revolving Share" means, with respect to each Lender at any time, the percentage of the Aggregate Revolving Credit Commitment set forth opposite the name of the Lender on the signature pages hereto (as the same may be reduced or terminated from time to time).

     "Pro Rata Term Share" means, with respect to each Lender at any time, the percentage of the Aggregate Term Loan Commitment set forth opposite the name of the Lender on signature pages hereto (as the same may be reduced or terminated from time to time).

     "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

     "Purchase Agreement" means that certain Purchase Agreement dated as of the date hereof between the Borrower and the Seller, as the same may be amended or modified after the date hereof with the consent of the Required Lenders and the Agent.

     "Purchasers" is defined in Section 12.3.1.

     "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

     "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.21 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

     "Release" is defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 39601 et seq.
                                                            -- ---

     "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more but does not include any amounts payable under Capitalized Leases of such Person..

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the
                                 -----------------
minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

     "Reports" is defined in Section 9.6.

     "Required Lenders" means Lenders in the aggregate having at least 51% of the sum of (i) the aggregate unpaid principal amount of the outstanding Term Loan, plus (ii) the Aggregate Revolving Credit Commitment or, if the Aggregate Revolving Credit Commitment has been terminated, the Aggregate Outstanding Revolving Credit Exposure; provided, however, that at any time there are fewer
                           -----------------
than three Lenders, "Required Lenders" shall mean all such Lenders; further provided that at any time there are three Lenders, "Required Lenders" shall mean the greater of (i) two Lenders and (ii) that number of Lenders which would constitute Required Lenders were the three provisos to this definition to be disregarded; and further provided that at any time there are at least four but not more than six Lenders, "Required Lenders" shall mean the greater of (i) three Lenders and (ii) that number of Lenders which would constitute Required Lenders were the three provisos to this definition to be disregarded.

     "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Revolving Credit Advance" means an Advance of Revolving Loans by the Lenders pursuant to Section 2.3.

     "Revolving Credit Commitment" means, for each Lender, the obligation of such Lender to make the Revolving Loans to the Borrower pursuant to Section 2.2 in an aggregate amount not exceeding the amount set forth opposite its name on the signature pages hereof, as such amount may be modified or reduced from time to time pursuant to the terms of this Agreement.

     "Revolving Credit Note" is defined in Section 2.15 (iv).

     "Revolving Loan" means, with respect to a Lender, such Lender's Pro Rata Revolving Share of all Revolving Credit Advances.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

     "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

     "Seller" means Heinz Frozen Food Company, a Delaware corporation.

     "Senior Leverage Ratio" means, as of any date of determination, the ratio of (a) Total Indebtedness (excluding any Subordinated Indebtedness) on such date of determination to (b) Adjusted Consolidated EBITDA for the most recently ended four fiscal quarter period.

     "Senior Subordinated Debt Documents" means the Senior Subordinated Indenture, the Senior Subordinated Notes and the other documents and instruments executed and delivered in connection therewith.

     "Senior Subordinated Indenture" means that certain Senior Subordinated Note Indenture, dated as of February 4, 1999, between the Borrower and U.S. Bank Trust National Association, as trustee.

     "Senior Subordinated Notes" means those certain $100,000,000 Luigino's, Inc. 10% Senior Subordinated Notes of the Borrower due 2006.

     "Shareholder Loan" means each loan or advance made by the Borrower to JFP prior to the date hereof; provided, however, that accrued interest on any
                          --------  -------
Shareholder Loan which is added to the outstanding principal balance thereof shall not constitute a loan or advance for purposes of this definition.

     "Shareholder Note" means each note heretofore or hereafter executed and delivered by JFP payable to the order of the Borrower to evidence a Shareholder Loan.

     "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

     "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Secured Obligations to the written satisfaction of the Required Lenders and shall include, in the case of the Borrower, the Indebtedness of the Borrower under the Senior Subordinated Notes.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

     "Subsidiary Security Agreement" means that certain Pledge and Security Agreement, dated as of the date hereof, duly executed and delivered by Gourmet in favor of the Agent, on behalf of the Lenders, as the same may be amended, supplemented or otherwise modified from time to time.

     "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

     "Swing Line Borrowing Notice" is defined in Section 2.5.2.

     "Swing Line Commitment" means the obligation of the Swing Line Lender to make Swing Line Loans up to a maximum principal amount of $10,000,000 at any one time outstanding.

     "Swing Line Lender" means U.S. Bank National Association or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

     "Swing Line Loan" means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.5.

     "Tax Distributions" means, for any period, an amount equal to the federal and state income tax liability of the Borrower's shareholders arising from their respective allocable share of the Borrower's taxable income for such period so long as the Borrower has made an effective election to be treated as an "S" Corporation under Code Section 1361(a)(i) and shall be computed on the basis of the highest marginal combined tax rate possible under the Code and applicable state law for the applicable year; provided, however, that if, for any of the
                                   --------  -------
Borrower's fiscal years, the amount of the Tax Distributions calculated in accordance with this definition exceeds 45% of the Borrower's taxable income, then the Borrower shall provide the Agent and the Lenders with information showing the actual tax liability relating to the Borrower's taxable income (assuming that such shareholder's allocable share of the Borrower's taxable income is taxed at such shareholder's actual marginal tax rate) of the largest shareholder of the Borrower which owns at least 10% (or if no single shareholder owns at least 10%, then the next highest percentage ownership) of the Borrower's issued and outstanding Capital Stock and which has the highest marginal tax rate and the amount of the Tax Distributions shall be limited to such marginal rate.

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

     "Term Loan" means, with respect to each Lender, such Lender's Pro Rata Term Share of the Term Loan made by the Lenders.

     "Term Loan Commitment" means, for each Lender, the obligation of such Lender to make the Term Loan to the Borrower pursuant to Section 2.1 in an aggregate amount not exceeding the amount set forth opposite its name on the signature pages hereof, as such amount may be modified or reduced from time to time pursuant to the terms of this Agreement.

     "Term Note" is defined in Section 2.15(iv).

     "Termination Event" means, with respect to a Plan which is subject to Title IV of ERISA, (i) a Reportable Event, (ii) the withdrawal of the Borrower or any other member of the Controlled Group from such Plan during a plan year in which the Borrower or any other member of the Controlled Group was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under
Section 4068(f) of ERISA, (iii) the termination of such Plan, the filing of a notice of intent to terminate such Plan or the treatment of an amendment of such Plan as a termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate such Plan or (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Plan.

     "Total Commitments" means, for each Lender, the aggregate of such Lender's Revolving Credit Commitment and Term Loan Commitment.

     "Total Indebtedness" means, without duplication, (i) all Indebtedness for borrowed money of the Borrower and its Subsidiaries, on a consolidated basis, plus, (ii) the face amount of
----
all outstanding letters of credit (including Facility LCs) in respect of which the Borrower or any Subsidiary has any actual or contingent reimbursement obligation, plus (iii) the principal amount of all Contingent Obligations of the
            ----
Borrower or any Subsidiary in respect of Indebtedness of any Person representing the amount which, in light of the facts and circumstances, can reasonably be expected to become an actual or matured liability in accordance with Agreement Accounting Principles, plus (iv) Indebtedness of the Borrower and its
                       ----
Subsidiaries evidenced by notes, acceptances or similar instruments, plus (v)
                                                                     ----
Capitalized Lease Obligations of the Company and its Subsidiaries, plus (vi)
                                                                   ----
Rate Management Obligations of the Borrower and its Subsidiaries, plus (vii) any
                                                                  ----
Subordinated Indebtedness, plus (viii) any Off-Balance Sheet Liabilities of the
                           ----
Borrower or its Subsidiaries.

     "Total Leverage Ratio" means, as of any date of determination, the ratio of
(i) Total Indebtedness (including any Subordinated Indebtedness) on such date of determination to (ii) Adjusted Consolidated EBITDA for the most recently ended four fiscal quarter period.

     "Transaction Documents" means the Loan Documents, the Acquisition Documents and the Subordinated Debt Documents.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. All references herein to "fiscal year" or "fiscal quarter" shall be deemed references to the applicable fiscal year or fiscal quarter of the Borrower, it being understood that first, second, third and fourth fiscal quarters, of any fiscal year of the Borrower, end on the last day of the Borrower's fourth, seventh, tenth and thirteenth Accounting Periods of such fiscal year, respectively.

                                   ARTICLE II

                                  THE CREDITS

2.1.    Term Loan Facility.
        ------------------

        2.1.1  Description of Facility. Each Lender severally (and not jointly)
               -----------------------
agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Borrower on the date hereof in the amount of its respective Term Loan Commitment. No amount of the Term Loan which is repaid or prepaid by the Borrower may be reborrowed hereunder. The obligation of the Borrower to repay the Term Loan of each Lender shall be evidenced by the Term Note of such Lender. Not later than noon Chicago time on the date hereof, each Lender shall make available funds equal to its Term Loan Commitment in immediately available funds in Chicago, to the Agent at its address specified on its signature page hereto or pursuant to Article XIII.
               ------------

        2.1.2  Repayment of Facility. The Term Loan shall be payable in 19
               ---------------------
quarterly installments in the amounts and on the dates, commencing June 30, 2001, as follows:


                    Payment Date                 Amount
                    ------------                 ------
                    June 30, 2001                2,500,000
                    September 30, 2001           2,500,000
                    December 31, 2001            2,500,000
                    March 31, 2002               2,500,000
                    June 30, 2002                2,500,000
                    September 30, 2002           2,500,000
                    December 31, 2002            2,500,000
                    March 31, 2003               3,312,500
                    June 30, 2003                3,312,500
                    September 30, 2003           3,312,500
                    December 31, 2003            3,312,500
                    March 31, 2004               3,312,500
                    June 30, 2004                3,312,500
                    September 30, 2004           3,312,500
                    December 31, 2004            3,312,500
                    March 31, 2005               4,000,000
                    June 30, 2005                4,000,000
                    September 30, 2005           4,000,000
                    December 31, 2005            4,000,000


2.2.    Revolving Credit Facility.
        -------------------------

        2.2.1  Description of Facility.  From and including the date of this
               -----------------------
Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (i) make Revolving Loans to the Borrower and (ii) participate in Facility LCs issued by the LC Lender upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the
     --------
     issuance of each such Facility LC, (a) such Lender's Outstanding Revolving Credit Exposure shall not exceed its Revolving Credit Commitment and (b) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Available Revolving Credit Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Revolving Credit Commitments to extend credit hereunder shall expire on the Facility Termination Date. The LC Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.21.

          2.2.2  Repayment of Facility upon Reduction in Commitments.  The
                 ---------------------------------------------------
     Borrower hereby agrees that if at any time as a result of reductions in the Aggregate Revolving Credit Commitment pursuant to Sections 2.8 and 2.9 or otherwise, the Aggregate Outstanding Revolving Credit Exposure exceeds the lesser of either (i) the Borrowing Base or (ii) the Aggregate Revolving Credit Commitment, the Borrower shall repay immediately its then outstanding Revolving Loans in such amount as may be necessary to eliminate such excess; provided, that if an excess remains after repayment of all
                  --------
     outstanding Revolving Loans, then the Borrower shall cash collateralize the Facility LC Obligations by depositing into the Facility LC Collateral Account such amount as may be necessary to eliminate such excess.

          2.2.3  Termination.  The Aggregate Outstanding Revolving Credit
                 -----------
     Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date. Upon the effectiveness of this Agreement pursuant to Section 4.1, each Revolving Credit Advance which is
                           -----------
     then outstanding under the Existing Credit Agreement shall be deemed an Advance outstanding under this Agreement.

     2.3. Advances.  Each Advance hereunder (other than any Swing Line Loan)
          --------
shall consist of Loans made from the several Lenders ratably in proportion to the ratio that (a) in the case of Term Loan Advances, their respective Term Loan Commitments bear to the Aggregate Term Loan Commitment and (b) in the case of Revolving Credit Advances, their respective Revolving Credit Commitments bear to the Aggregate Revolving Credit Commitment.

     2.4. Types of Advances.  The Advances may be Floating Rate Advances or
          -----------------
Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.9 and 2.10 or Swing Line Loans selected by the Borrower in accordance with Section 2.5.

     2.5. Swing Line Loans.
          ----------------

          2.5.1  Amount of Swing Line Loans.  Upon the satisfaction of the
                 --------------------------
     conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Revolving Loan hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate outstanding principal amount not to exceed the Swing Line Commitment.

     Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

          2.5.2  Borrowing Notice.  The Borrower shall deliver to the Agent and
                 ----------------
     the Swing Line Lender irrevocable notice (a "Swing Line Borrowing Notice") not later than 2:00 p.m. (Chicago time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan, which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at the Floating Rate.

          2.5.3  Making of Swing Line Loans. Promptly after receipt of a Swing
                 --------------------------
     Line Borrowing Notice, the Agent shall notify each Lender having a Revolving Credit Commitment by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 3:00 p.m. (Chicago time) on the applicable Borrowing Date, the Swing Line Lender shall make the Swing Line Loan available to the Borrower at such account as the Borrower may direct.

          2.5.4  Repayment of Swing Line Loans.  Each Swing Line Loan shall be
                 -----------------------------
     paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan to such account of the Swing Line Lender as the Swing Line Lender may direct (and the Swing Line Lender shall give the Agent prompt notice of any such repayment). In addition, by notice delivered to the Agent not later than 9:30 a.m. on the applicable Business Day (which notice the Agent shall promptly remit to the Lenders), the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall on the fifth
     (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender's Pro Rata Revolving Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Chicago time) on the date of any notice received pursuant to this
     Section 2.5.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this
     Section 2.5.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.11 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender's obligation to make Revolving Loans pursuant to this Section 2.5.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or an unmatured Event of Default,
     (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstances, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.5.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

     2.6. Commitment Fee; Reductions and Increases in Aggregate Commitment.  (a)
          ----------------------------------------------------------------
The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Revolving Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily unutilized portion of the Aggregate Revolving Commitment (with Facility LCs being deemed usage) from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. Swing Line Loans shall not count as usage of any Lender's commitment for the purpose of calculating the commitment fee due hereunder. The Borrower may permanently reduce the Aggregate Revolving Commitment in whole, or in part ratably among the Lenders in integral multiples of $1,000,000, upon at least five Business Days' prior written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Commitment may not
-----------------
be reduced below the Aggregate Outstanding Revolving Credit Exposure. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     (b) The Borrower may, at its option, on a single occasion, seek to increase the Aggregate Revolving Credit Commitment by up to an aggregate amount of $20,000,000 (resulting in a maximum Aggregate Revolving Credit Commitment of $60,000,000) upon at least three (3) Business Days' prior written notice to the Agent, which notice shall specify the amount of any such increase and shall be delivered at a time when no Default or Unmatured Default has occurred and is continuing. The Borrower may, after giving such notice, offer the increase (which may be declined by any Lender in its sole discretion) in the Aggregate Revolving Credit Commitment on either a ratable basis to the Lenders or on a non pro-rata basis to one or more Lenders and/or to other lenders or entities reasonably acceptable to the Agent. No increase in the Aggregate Revolving Credit Commitment shall become effective until the existing or new Lenders extending such incremental Revolving Credit Commitment amount and the Borrower shall have delivered to the Agent a document in form reasonably satisfactory to the Agent pursuant to which any such existing Lender states the amount of its Revolving Credit Commitment increase, any such new Lender states its Revolving Credit Commitment amount and agrees to assume and accept the obligations and rights of a Lender hereunder and the

Borrower accepts such incremental Revolving Credit Commitments. The Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Revolving Credit Commitment, of an interest in each then outstanding Revolving Credit Advances and LC Obligations such that, after giving effect thereto, all outstanding Revolving Credit Advances and LC Obligations are held ratably by the Lenders in proportion to their respective Revolving Credit Commitments. Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest and commitment fees. The Borrower shall make any payments under
Section 3.4 resulting from such assignments.
-----------

     2.7. Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in
          ------------------------------
the minimum amount of $3,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance (other than a Revolving Credit Advance to repay Swing Line Loans) shall be in the minimum amount of $1,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any
                                             -----------------
Floating Rate Advance may be in the amount of the Available Aggregate Revolving Commitment.

     2.8. Optional Principal Payments.  The Borrower may from time to time pay,
          ---------------------------
without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans, except as provided below), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans, except as provided below) upon same-day notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $3,000,000 or any integral multiple of $500,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon five Business Days' prior written notice to the Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Chicago time) on the date of repayment.

     2.9. Mandatory Prepayments and Commitment Reductions.  (a)  The Borrower
          -----------------------------------------------
shall make mandatory prepayment of the Term Loan and permanent reductions in the Aggregate Total Commitment and the Aggregate Revolving Credit Commitment in amounts equal to the following:

          (i) commencing with the Borrower's fiscal year ending December 31, 2001, seventy five percent (75%) of the Excess Cash Flow for each fiscal year of the Borrower to be paid on or before the earlier of (A) the date on which the Agent receives the annual audit report required by Section 6.1(a) with respect to such fiscal year and (B) the date the Borrower is required to deliver such financial statements for such fiscal year; provided, however,
                                                          -----------------
               that no mandatory prepayment or Commitment reduction shall be made under this Section 2.9(a)(i) with respect to any fiscal year of the Borrower for which the year-end Total Leverage Ratio is less than 2.5 to 1.0;

              (ii) concurrently with the receipt thereof by the Borrower or any of its Subsidiaries, 100% of the aggregate Net Available Proceeds realized upon any Asset Disposition, to the extent the Net Available Proceeds realized for such Asset Disposition, when added to the Net Available Proceeds realized upon other Asset Dispositions in the same fiscal year of the Borrower exceed $500,000; provided, however,
                                                           --------  -------
                     that no mandatory prepayment or Commitment reduction shall be made under this Section 2.9 to the extent that, the facts and amount of such Asset Dispositions are disclosed as required by Section 6.1(iv) and, within 360 days after the receipt of the Net Available Proceeds, the Borrower applies such Net Available Proceeds towards the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in the same or a similar line of business as the Borrower was engaged in on the date hereof; and

              (iii) concurrently with the receipt thereof by the Borrower or any Subsidiary of the Borrower, 100% of the net proceeds realized upon the sale or series of sales or issuance of
                     (A) any common stock, preferred stock, partnership interest, limited liability company membership interest, warrant or other equity (whether through a public offering or a private sale) by the Borrower or such Subsidiary or
                     (B) any Indebtedness not permitted by Section 6.11 (other than net proceeds resulting from the refinancing of the Senior Subordinated Notes on terms and conditions satisfactory to the Lenders).

        (b) Mandatory prepayments payable under this Section 2.9 shall be applied to the extent thereof in the following order:

              (i) first, to installments of the Term Loan due in the inverse order of maturity; and

              (ii) second, after payment in full of the Term Loan, then to reduction of the Aggregate Revolving Credit Commitment.

        (c) Any prepayment of the Term Loan or any reduction in the Aggregate Revolving Credit Commitment pursuant to this Section 2.9 or otherwise shall ratably reduce, as applicable, the amounts outstanding under the Term Loan Commitment and the Revolving Credit Commitment of each Lender.

        2.10. Method of Selecting Types and Interest Periods for New Advances.
              ---------------------------------------------------------------
The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time; provided, however, that until the earlier to
-----------------
occur of (i) ninety (90) days after the date hereof or (ii) the completion of the syndication of the Commitments (or for such shorter period as the Agent may agree), the Borrower will keep all of the Loans in a Eurodollar Advance with an Interest Period of seven or fourteen days. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each Floating Rate Advance (other than a Swing Line Loan) and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

            (i) the Borrowing Date, which shall be a Business Day, of such Advance,

            (ii)  the aggregate amount of such Advance,

            (iii) the Type of Advance selected, and

            (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

     2.11.  Conversion and Continuation of Outstanding Advances.  Floating Rate
            ---------------------------------------------------
Advances shall continue as Floating Rate Advances (other than Swing Line Loans) unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.11 or are repaid in accordance with Section
2.8. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section
2.8 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.8, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than a Swing Line Loan) into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

            (i) the requested date, which shall be a Business Day, of such conversion or continuation,

            (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

           (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.12. Changes in Interest Rate, etc.  Each Floating Rate Advance (other
           ------------------------------
than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.11, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.11 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.10 and 2.11 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.13. Rates Applicable After Default.  Notwithstanding anything to the
           ------------------------------
contrary contained in Section 2.10 or 2.11, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by written notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during
                                                         --------
the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

     2.14. Method of Payment.  Except as provided in Section 2.5.4 with respect
           -----------------
to Swing Line Loans, all payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders or with respect to repayments of Swing Line Loans, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.14 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.21.6.

     2.15. Noteless Agreement; Evidence of Indebtedness.  (i)  Each Lender
           --------------------------------------------
shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

           (ii)  The Agent shall also maintain accounts in which it will record
                 (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

           (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender
                 -----------------
                 to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

           (iv) Any Lender may request that its Revolving Loans be evidenced by a promissory note in substantially the form of Exhibit D-1 (a "Revolving Credit Note") and that its Term Loans be evidenced by a promissory note substantially in the form of Exhibit D-2 (a "Term Note") or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit D-1, with appropriate changes for notes evidencing Swing Line Loans. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.16.  Telephonic Notices.  The Borrower hereby authorizes the Lenders and
            ------------------
the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

     2.17.  Interest Payment Dates; Interest and Fee Basis.  Interest accrued on
            ----------------------------------------------
each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest with respect to Eurodollar Loans, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest with respect to Floating Rate Loans shall be calculated for actual days elapsed on the basis of a 365 or 366 day year, as applicable. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.18.  Notification of Advances, Interest Rates, Prepayments and Commitment
            --------------------------------------------------------------------
Reductions.  Promptly after receipt thereof, the Agent will notify each Lender
----------
of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Swing Line Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.19.  Lending Installations.  Each Lender may book its Loans and its
            ---------------------
participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with
Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

     2.20.  Non-Receipt of Funds by the Agent.  Unless the Borrower or a Lender,
            ---------------------------------
as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.
If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.21.  Facility LCs.
            ------------

            2.21.1  Issuance.  The LC Issuer hereby agrees, on the terms and
                    --------
     conditions set forth in this Agreement, to issue standby and commercial letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify," and each such action a "Modification"), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is
                      --------
     issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $15,000,000 and (ii) the Aggregate Outstanding Revolving Credit Exposure shall not exceed the Aggregate Revolving Credit Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date (unless (z) below is applicable), (y) one year after its issuance and
     (z) one year after the Facility Termination Date, provided, however, that
                                                       --------  -------
     the LC Issuer, as a condition to issuing any Facility LC which has an expiry date later than the Facility Termination Date, may require that the Borrower (A) deposit cash in the amount of the resulting LC Obligations in an interest-bearing account maintained with the LC Issuer for application to the Borrower's reimbursement obligations under Section 2.21.6 as payments are made on each such Facility LC, with the balance, if any, returned to the Borrower upon the expiration of the Facility LC with the latest expiry date, or (B) provide one or more irrevocable letters of credit in form and substance, and issued by a bank and satisfactory to the LC Issuer, pursuant to which the LC Issuer is entitled to recover the maximum amount at any time payable under each such Facility LC, plus all costs and fees then or thereafter payable with respect to such Facility LC under the terms of this Agreement.

          2.21.2  Participations.  Upon the issuance or Modification by the LC
                  --------------
     Issuer of a Facility LC in accordance with this Section 2.21, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

          2.21.3  Notice.  Subject to Section 2.21.1, the Borrower shall give
                  ------
     the LC Issuer notice prior to 10:00 a.m. (Chicago time) at least five (5) Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon receipt of such notice, the LC Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

          2.21.4  LC Fees.  The Borrower shall pay to the Agent, for the account
                  -------
     of the Lenders ratably in accordance with their respective Pro Rata Revolving Shares, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date (the fee described in this sentence an "LC Fee"). The Borrower shall also pay to the LC Issuer for its own account (x) at the time of issuance of each Facility LC, a fronting fee equal to 0.25% of the initial stated amount (or, with respect to a Modification of any such commercial Facility LC which increases the stated amount thereof, such increase in the stated amount) thereof, such fee to be payable on the date of such issuance or increase, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the LC Issuer's standard schedule for such charges as in effect from time to time.

            2.21.5  Administration; Reimbursement by Lenders.  Upon receipt from
                    ----------------------------------------
        the beneficiary of any Facility LC of any demand for payment under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.21.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.21.6  Reimbursement by Borrower.  The Borrower shall be irrevocably and
        -------------------------
unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be
             --------
precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the LC Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the

LC Issuer in respect of such Facility LC pursuant to Section 2.21.5. If the Borrower does not pay any Reimbursement Obligation when due, the Borrower shall be deemed to have immediately requested that the Lenders make a Revolving Loan in a principal amount equal to such unreimbursed Reimbursement Obligation. The Agent shall promptly notify the Lenders of such deemed request, and without the necessity of compliance with the requirements of Section 4.2, each Lender shall make available to the Agent its Loan in the manner prescribed for Floating Rate Advances. The proceeds of such Loans shall be paid over by the Agent to the LC Issuer for the account of the Borrower in satisfaction of such unreimbursed Reimbursement Obligation, which shall thereupon be deemed satisfied by the proceeds of, and replaced by, such Floating Rate Advance.


          2.21.7  Obligations Absolute.  The Borrower's obligations under this
                  --------------------
     Section 2.21 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC, provided that, this Agreement
                                                 --------
     by the Borrower shall in no way limit or waive the Borrower's rights under
     Section 2.21.6. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.21.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.21.6.

          2.21.8  Actions of LC Issuer.  The LC Issuer shall be entitled to
                  --------------------
     rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the

     Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.21, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

          2.21.9   Indemnification.  The Borrower hereby agrees to indemnify and
                   ---------------
     hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any Lender, any beneficiary named in a Facility LC, any transferee of any Facility LC (or any Person for whom any such transferee may be acting), or any other Person, whether in connection with this Agreement, any Facility LC, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any Facility LC)) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the
                                                               --------
     Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC or (y) the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.21.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

          2.21.10  Lenders' Indemnification.  Each Lender shall, ratably in
                   ------------------------
     accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the LC Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.21 or any action taken or omitted by such indemnitees hereunder.

            2.21.11  Facility LC Collateral Account.  The Borrower agrees that
                     ------------------------------
     it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of such Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the LC Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations; provided that the Borrower shall not be required to make any deposit to the Facility LC Collateral Account except as specified in Section 8.1. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.21.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

            2.21.12  Rights as a Lender.  In its capacity as a Lender, the LC
                     ------------------
     Issuer shall have the same rights and obligations as any other Lender.

     2.22.  Replacement of Lender.  In addition to the Borrower's other rights
            ---------------------
and remedies that may be available to the Borrower under this Agreement or applicable law, if the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have
                   --------
occurred and be continuing at the time of such replacement, and provided further
                                                                --------
that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit B and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such

Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under
Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

                                  ARTICLE III

                            YIELD PROTECTION; TAXES
                            -----------------------

     3.1. Yield Protection.  If, on or after the date of this Agreement, the
          ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i) subjects such Lender or such applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to such Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

          (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender or such applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

          (iii) imposes any other condition the result of which is to increase the cost to such Lender or such applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by such Lender or such applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires such Lender or such applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the LC Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days after written demand by such Lender or the LC Issuer, as the case may be, showing in reasonable detail the computations supporting such Lender's or the LC Issuer's, as the case may be, claims of increased cost or reduction of return, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer, as the case may be, for such increased cost or reduction in amount received, provided that the Borrower shall not be obligated to pay any such amount or amounts which are attributable to any period of time occurring more than one year prior to the date of receipt by the Borrower of such written demand except to the extent such increased cost or reduction in amount received is the result of any of the matters referred to above having retroactive effect.

3.2. Changes in Capital Adequacy Regulations.  If a Lender or the LC Issuer
     ---------------------------------------
determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer, or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of written demand by such Lender or the LC Issuer, showing in reasonable detail the computations supporting such Lender's or the LC Issuer's, as the case may be, claims of increased capital requirements as applied to the credit accommodations provided under this Agreement, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Revolving Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the LC Issuer's policies as to capital adequacy), provided that the Borrower shall not be obligated to pay any such amount or amounts which are attributable to any period of time occurring more than one year prior to the date of receipt by the Borrower of such written demand except to the extent such increased cost or reduction in amount received is the result of any of the matters referred to above having retroactive effect. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.


     3.3. Availability of Types of Advances.  If any Lender determines that
          ---------------------------------
maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall, with notice to the Borrower, suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4.   Funding Indemnification.  If any payment of a Eurodollar Advance
            -----------------------
occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance upon written demand from such Lender (or from the Agent on behalf of each Lender) showing in reasonable detail the computations supporting such Lender's claim for losses or costs incurred.

     3.5.   Taxes.  (i)  All payments by the Borrower to or for the account of
            -----
any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent, the LC Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent
(x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall deliver to the Borrower and the Administrative Agent, with respect to tax liabilities imposed by any governmental authority other than the United States, similar forms, if available (or the information that would be contained in similar forms if such forms were available), to the forms which are required to be provided under this subsection with respect to tax liabilities to the United States.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under
--------
this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     3.6.  Lender Statements; Survival of Indemnity.  To the extent reasonably
           ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                  ARTICLE IV

                             CONDITIONS PRECEDENT
                             --------------------

     4.1.  Initial Credit Extension.  The Lenders shall have no obligation to
           ------------------------
make the initial Credit Extension hereunder unless and until the Borrower has furnished the following to the Agent and the other conditions set forth below have been satisfied:

           (i) Copies of the articles or certificate of incorporation of the Borrower and each Subsidiary, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

          (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and each Subsidiary, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower or such Subsidiary is a party.

          (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Subsidiary, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower and such Subsidiary authorized to sign the Loan Documents to which the Borrower or such Subsidiary is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Subsidiary.

          (iv) A certificate, dated the date of this Agreement, signed by an Authorized Officer of the Borrower, in form and substance satisfactory to the Agent, to the effect that: (i) on such date (both before and after giving effect to the consummation of the Gourmet Acquisition, the consummation of the other transactions contemplated hereby, the making of the Credit Extensions hereunder (collectively, the "Closing Transactions")) no Default or Unmatured Default has occurred and is continuing; (ii) no injunction or temporary restraining order which would prohibit the making of the Loans or the consummation of any of the Closing Transactions, or other litigation which could reasonably be expected to have a Material Adverse Effect is pending or, to the best of the Borrower's knowledge, threatened; (iii) all orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any governmental or public body or authority, or any subdivision thereof, required to make or consummate the Closing Transactions have been or, prior to the time required, will have been, obtained, given, filed or taken and are or will be in full force and effect (or the Borrower has obtained effective judicial relief with respect to the application thereof) and all applicable waiting periods have expired; (iv) the Transaction Documents are in full force and effect and no term or condition thereof has been amended, modified or waived after the execution thereof except with the written consent of the Agent; (v) the Gourmet Acquisition has been consummated in accordance with the Purchase Agreement and no conditions to closing set forth therein have been waived; (vi) neither the Borrower nor any Subsidiary has failed to perform any material obligation or covenant required in connection with any Closing Transaction to be performed or complied with by it on or before the initial Borrowing Date; (vii) each of the representations and warranties set forth in Article V of this Agreement is true and correct on and as of such date; and (viii) since October 8, 2000, (A) no event or change has occurred that has caused or evidences a Material Adverse Effect and (B) there has occurred no material adverse change in the business, property, condition (financial or otherwise), performance, results of operations or prospects of Gourmet, except as set forth in Section 4(u) of the Disclosure Schedule (as defined in the Purchase Agreement) to the Purchase Agreement.

          (v) If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

          (vi) A written opinion of the Borrower's counsel, addressed to the Agent and the Lenders, in form and substance satisfactory to the Agent.

          (vii) Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of each such requesting Lender.

          (viii) Executed originals of this Agreement and each of the Loan Documents executed in connection herewith, which shall be in full force and effect, together with all schedules, exhibits, certificates, instruments, opinions, documents and financial statements required to be delivered pursuant hereto and thereto.

          (ix) Written money transfer instructions, in substantially the form of Exhibit C, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

          (x) A copy of the Purchase Agreement and any amendments, supplements and modifications thereto certified as true and complete by an Authorized Officer of the Borrower.

          (xi) The insurance certificate described in Section 5.20 and evidence satisfactory to the Agent that it has been named loss payee with respect to the property insurance of the Borrower and its Subsidiaries and additional insured with respect to the liability insurance of the Borrower and its Subsidiaries.

          (xii) The Agent shall have determined that (i) there has not been, since November 29, 2000, any material adverse change in primary or secondary loan syndication markets or in capital markets generally that would impair syndication of the Loans hereunder and (ii) the Borrower has fully cooperated with the Agent's syndication efforts including, without limitation, by providing the Agent with information regarding the Borrower's operations and prospects and such other information as the Agent deems necessary to successfully syndicate the Loans hereunder.

          (xiii) A duly completed Borrowing Base Certificate dated as of January 28, 2001.

          (xiv) A written solvency certificate from the chief financial officer of the Borrower in form and content satisfactory to the Agent, dated the date hereof, with respect to the value, solvency and other factual information of, or relating to, as the case may be, the Borrower on a consolidated basis after giving effect to the Gourmet Acquisition.

          (xv) Pro forma opening financial statements and updated projections, each giving effect to the Gourmet Acquisition, together with such information as the Administrative Agent may reasonably request to confirm the tax, legal and business assumptions made in such pro forma financial statements and updated projections.

          (xvi) All governmental, shareholder and third party consents and approvals necessary in connection with this Agreement, the Gourmet Acquisition and the other transactions contemplated hereby shall have been obtained; all such consents and approvals shall be in full force and effect; all applicable waiting periods shall have expired without any action being taken by any governmental authority that could restrain, prevent or impose any material adverse conditions on the Gourmet Acquisition or such other transactions or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Agent could have such effect; and all legal, financial, accounting and tax aspects of the Gourmet Acquisition must be acceptable to the Agent.

          (xvii) The absence of any injunction or restraining order which, in the reasonable judgment of the Agent, would prohibit the making of the initial Credit Extension or the consummation of the Gourmet Acquisition; and the absence of any litigation which could reasonably be expected to have a Material Adverse Effect on the Borrower and its Subsidiaries.

          (xviii) All principal, interest and other amounts due under the Existing Credit Agreement shall have been paid in full, the Existing Credit Agreement shall have been terminated, and the Borrower shall have executed and delivered to the Agent such documents as the Agent shall require in connection therewith.

          (xix) (a) Such duly completed and executed UCC-1 financing statements as the Agent shall have requested to perfect is security interest in the Collateral; (b) copies of searches of financing statements filed under the Uniform Commercial Code, together with tax lien and judgment searches with respect to the assets of the Borrower and its Subsidiaries, in both cases in such jurisdictions as the Agent may request; and (c) such duly executed UCC-3 termination statements, mortgage releases and similar documents as the Agent may request with respect to any mortgages or security interests securing indebtedness being repaid in full on the initial Credit Extension Date.

          (xx) Delivery of any pledged stock certificates and related blank stock powers.

          (xxi) A certificate from the Borrower's chief financial officer to the effect that the incurrence of Indebtedness by the Borrower hereunder will not breach the terms of the Senior Subordinated Notes, which certificate shall include a computation reflecting compliance with the Senior Subordinated Notes.

          (xxii) A duly executed landlord's waiver from Foremost Mgmt. with respect to the Borrower's Jackson, Ohio location, in form and substance satisfactory to the Agent.

          (xxiii) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2. Each Credit Extension.  The Lenders shall not (except as otherwise
          ---------------------
set forth in Section 2.5.4 with respect to Revolving Credit Advances for the purpose of repaying Swing Line Loans) be required to make any Credit Extension unless on the applicable Credit Extension Date:

          (i)       There exists no Default or Unmatured Default.

          (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date, and except for representations and warranties for which exceptions thereto have been disclosed in writing to the Lenders and have been approved by the Required Lenders.

          (iii) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

     Each Borrowing Notice or Swing Line Borrowing Notice, as the case may be, or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit A as a condition to making a Credit Extension.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The Borrower represents and warrants to the Lenders that:

     5.1. Existence and Standing.  Each of the Borrower and its Subsidiaries is
          ----------------------
a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its material business in each jurisdiction in which its material business is conducted.

     5.2. Authorization and Validity.  The Borrower and each of its Subsidiaries
          --------------------------
has the requisite power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower or any Subsidiary is a party constitute legal, valid and binding obligations of the Borrower or such Subsidiary, as applicable, enforceable against the Borrower or such Subsidiary, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3. No Conflict; Government Consent.  Neither the execution and delivery
          -------------------------------
by the Borrower or any Subsidiary of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement (including without limitation the Senior Subordinated Notes) to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Transaction Documents, the borrowings under this Agreement, the consummation of the Gourmet Acquisition, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents. All applicable waiting periods with respect to the Gourmet Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, have expired or been terminated prior to the date hereof.

     5.4. Financial Statements. The audited financial statements for fiscal
          --------------------
years 1998 and 1999 and the unaudited quarterly financial statements for the first three fiscal quarters of the fiscal year 2000 of the Borrower and the unaudited statements of income for fiscal years 1998 and 1999 and the unaudited statement of income for the eight months ended December 27, 2000 of Gourmet heretofore delivered to the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and Gourmet, as the case may be, at such date and the consolidated results of their operations for the period then ended, subject to the absence of footnotes, comparative data in the interim statements, and normal year-end adjustments.

     5.5. Material Adverse Change.  Since October 8, 2000, there has been no
          -----------------------
change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6. Taxes.  The Borrower and its Subsidiaries have filed or caused to be
          -----
filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. No tax liens have been filed and no claims are being asserted with respect to any such taxes which could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges have been made in accordance with Agreement Accounting Principles.

     5.7. Litigation and Contingent Obligations.  There is no litigation,
          -------------------------------------
arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8. Subsidiaries.  Schedule 1 contains an accurate list of all
          ------------
Subsidiaries of the Borrower as of the date of this Agreement (giving effect to the Gourmet Acquisition), setting forth their respective jurisdictions of organization and the percentage of their respective Capital Stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of Capital Stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9. ERISA.  The Unfunded Liabilities of all Single Employer Plans do not
          -----
in the aggregate exceed $1,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to

Multiemployer Plans in excess of $1,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10.  Accuracy of Information.  No information, exhibit or written report
            -----------------------
furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, when taken as a whole, contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which the same were made.

     5.11.  Regulation U.  Margin stock (as defined in Regulation U) constitutes
            ------------
less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12.  Material Agreements.  Neither the Borrower nor any Subsidiary is a
            -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, or (ii) any agreement or instrument evidencing or governing Indebtedness, in the case of each of the foregoing clauses (i) and (ii), which default could reasonably be expected to have a Material Adverse Effect. The Borrower has delivered to the Agent a true and correct copy of the Consulting Agreement.

     5.13.  Compliance With Laws.  The Borrower and its Subsidiaries have
            --------------------
complied in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property where the failure to do so could reasonably be expected to cause a Material Adverse Effect.

     5.14.  Ownership of Properties.  Except as set forth on Schedule 2, on the
            -----------------------
date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

     5.15.  Plan Assets; Prohibited Transactions.  The Borrower is not an entity
            ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. (S) 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16.  Environmental Matters.  Except as disclosed on Schedule 3, there are
            ---------------------
no claims, investigations, litigation, administrative proceedings, notices, requests for information (each a "Proceeding") known to the Borrower, whether
                                  ----------
pending or threatened, or judgments or orders asserting violations of applicable federal, state and local environmental, health and safety statutes, regulations, ordinances, codes, rules, orders, decrees, directives and standards ("Environmental Laws") or relating to any toxic or hazardous waste, substance or
  ------------------
chemical or any pollutant, contaminant, chemical or other substance defined or regulated pursuant to any Environmental Law, including, without limitation, asbestos, petroleum, crude oil or any fraction thereof ("Hazardous Materials")
                                                         -------------------
asserted against the Borrower or any of its Subsidiaries which, in any case, could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no Proceedings pending, or to the Borrower's knowledge threatened, except as disclosed on Schedule 3. Neither the Borrower nor any Subsidiary has caused or permitted any Hazardous Materials to be released, either on or under real property, currently or formerly, legally or beneficially owned or operated by the Borrower or any Subsidiary or on or under real property to which the Borrower or any of its Subsidiaries transported, arranged for the transport or disposal of, or disposed of Hazardous Materials, which release could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no real property currently or formerly owned or operated by the Borrower or any Subsidiary has ever been used as a dump or disposal site or as a treatment or storage site for Hazardous Materials. The Borrower and each of its Subsidiaries have obtained and are in compliance in all material respects with all material permits, certificates, licenses, approvals and other authorizations ("Environmental Permits") required for the operation of
                           ---------------------
their business and have filed all required notifications or reports relating to chemical substances, air emissions, effluent discharges and the storage, treatment, transport and disposal of Hazardous Materials. To the knowledge of the Borrower, no asbestos containing materials, polychlorinated biphenyls or underground storage tanks are or have been located in, on or under real property owned or operated by the Borrower or any of its Subsidiaries. As of the date hereof, the Borrower and its Subsidiaries do not have liabilities exceeding $100,000 in the aggregate for all of them with respect to compliance with applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials, and to the Borrower's knowledge, no facts or circumstances exist which could give rise to such liabilities with respect to compliance with applicable Environmental Laws and Environmental Permits and the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials. The operation and production of the Borrower and its Subsidiaries to the Borrower's knowledge will not be materially impacted or affected by the compliance by any such Person with existing applicable Environmental Laws and Environmental Permits or related to the generation, treatment, storage, disposal, release, investigation or cleanup of Hazardous Materials.

     5.17.  Investment Company Act.  Neither the Borrower nor any Subsidiary is
            ----------------------
an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18.  Public Utility Holding Company Act.  Neither the Borrower nor any
            ----------------------------------
Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a

"holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     5.19.  Subordinated Indebtedness.  The Obligations constitute senior
            -------------------------
indebtedness which is entitled to the benefits of the subordination provisions of all outstanding Subordinated Indebtedness including, without limitation, the Senior Subordinated Notes.

     5.20.  Insurance.  The certificate signed by an Authorized Officer of the
            ---------
Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

     5.21.  Solvency.  (i) Immediately after the consummation of the
            --------
transactions to occur on the date hereof, including, without limitation, consummation of the Gourmet Acquisition, and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis as a going concern, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis as a going concern will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

     (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

     5.22.  Acquisition Documents.  The Borrower has delivered to each of the
            ---------------------
Lenders true, complete and correct copies of the Acquisition Documents (including all schedules, exhibits, annexes, amendments, supplements, modifications, and all other documents delivered pursuant thereto or in connection therewith). The Acquisition Documents as originally executed and delivered by the parties thereto have not been amended, waived, supplemented or modified without the consent of the Agent. Each of the representations and warranties given by the parties thereto in the Purchase Agreement is true and correct in all material aspects as of the date hereof. Neither the Borrower nor any other party thereto is in default in the performance of or compliance with any provisions thereof. The Gourmet Acquisition is contemporaneously with the initial Advance being consummated in accordance with applicable laws and regulations.

     5.23.  Security.  The provisions of the Collateral Documents are effective
            --------
to create and give the Agent, for the benefit of the Lenders, as security for the repayment of the obligations secured thereby, a legal, valid, perfected and enforceable Lien (which priority is subject only to prior Liens permitted by Section 6.15 and such agreements) upon all right, title and interest of the Borrower or its Subsidiaries, as applicable, in any and all of the Collateral described therein.


                                  ARTICLE VI

                                   COVENANTS
                                   ---------

     During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1. Financial Reporting.  The Borrower will maintain, for itself and each
          -------------------
Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent:

          (i) Within 120 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

          (ii) Within 45 days after the close of each of the four quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

          (iii) By not later than January 31 of each year, projections for the Borrower's then current fiscal year consisting of monthly balance sheets and monthly and year-to-date income statements together with the assumptions underlying such projections certified by the Borrower's chief financial officer or treasurer as being the most probable course of the Borrower's business based on such assumptions.

          (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit A signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof and disclosing the date and amount of any Asset Dispositions and related Net Available Proceeds occurring in the applicable fiscal quarter and the Borrower's intent to reinvest the same pursuant to Section 2.9(a)(ii).

          (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

          (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan which could reasonably be expected to have a Material Adverse Effect, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

          (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

          (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

          (x) Within 14 days of the end of each month, a Borrowing Base Certificate showing the Borrowing Base as of the last Business Day of the previous monthly period in the form of Exhibit E attached hereto and certified as accurate by the Borrower's chief financial officer.

          (xi) Within 10 days after the filing thereof, a copy of the Borrower's "U.S. Income Tax Return for an S Corporation" and related Schedules K-1 for the immediately preceding calendar year.

          (xii) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

     6.2. Use of Proceeds.  The Borrower will, and will cause each Subsidiary
          ---------------
to, use the proceeds of the Credit Extensions for general corporate purposes. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or to make any other Acquisition of any Person which has not been approved and recommended by the Board of Directors (or functional equivalent thereof of such person.

     6.3. Notice of Default.  The Borrower will, and will cause each Subsidiary
          -----------------
to, give prompt notice in writing to the Lenders of the occurrence of (a) any Default or Unmatured Default and (b) of any other development, financial or otherwise, relating specifically to the Borrower or any of its Subsidiaries (and not of a general economic or political nature) which could reasonably be expected to have a Material Adverse Effect.

     6.4. Conduct of Business.  The Borrower will, and will cause each
          -------------------
Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect.

     6.5. Taxes.  The Borrower will, and will cause each Subsidiary to, timely
          -----
file complete and correct United States federal and applicable foreign, state and local tax returns required by applicable law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6. Insurance.  The Borrower will, and will cause each Subsidiary to,
          ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to the Agent and any Lender upon request full information as to the insurance carried.

     6.7.   Compliance with Laws.  The Borrower will, and will cause each
            --------------------
Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Environmental Laws, the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     6.8.   Maintenance of Properties.  The Borrower will, and will cause each
            -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

     6.9.   Inspection. Upon reasonable notice, the Borrower will, and will
            ----------
cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Inventory or other Property, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate. The Borrower will keep or cause to be kept, and cause each Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with Agreement Accounting Principles consistently applied.

     6.10.  Capital Stock and Dividends.  The Borrower will not, nor will it
            ---------------------------
permit any Subsidiary to, (a) issue any preferred stock, other Capital Stock (other than common stock) or any equity securities of any Subsidiary of any kind, or (b) declare or pay any dividends or make any distributions on its Capital Stock (other than dividends payable in its own Capital Stock) or redeem, repurchase or otherwise acquire or retire any of its Capital Stock or any options or other rights in respect thereof at any time outstanding, except that
(i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary of the Borrower, (ii) so long as no Default under Section 7.2 or Unmatured Default under Section 7.2 is pending
                                                     -----------
before or after giving effect to the declaration, payment or making of such dividends or repurchase or redemption of such Capital Stock, the Borrower may make Tax Distributions up to the maximum amount permitted by the definition of Tax Distributions, and (iii) so long as (A) no Default or Unmatured Default is pending before or after giving effect to the declaration, payment or making of such dividends, repurchase or redemption of such Capital Stock, (B) such dividend, repurchase or redemption, if effected on the last day of the preceding fiscal quarter, would not have resulted in a breach of Section 6.25.1 as of such date, and (C) both before and immediately after such dividend, distribution, repurchase or redemption, the Total Leverage Ratio is less than 2.50 to 1.00, then the Borrower may declare and pay dividends to its shareholders or redeem or repurchase its Capital Stock in an amount not in excess of the Dividend Availability Amount at the time of such declaration or payment. Tax Distributions may be paid in estimated quarterly installments contemporaneously with the Borrower's shareholders' obligations to pay estimated income taxes based upon the Borrower's income through the end of its fiscal quarter immediately preceding such tax installment's due date and also contemporaneously with any such shareholder's filing of his or her federal and state income tax returns if the estimated Tax Distributions paid for any of the Borrower's fiscal years are not sufficient to pay such shareholder's actual income tax liability arising from such shareholder's share of the Borrower's income for such fiscal year as disclosed by copies of the Borrower's tax returns and related Schedules K-1 for such fiscal year delivered to the Lenders pursuant to this Agreement; provided,
                                                                      --------
however, that if the Tax Distributions actually paid with respect to any of the
-------
Borrower's fiscal years exceed the Tax Distributions permitted by this Section based upon the Borrower's actual taxable net income as disclosed by copies of such tax returns and schedules described above, then the Borrower shall either
(x) reduce by such excess amount the amount of the immediately following Tax Distributions in the order of their payment dates so long as (i) no Unmatured Default under Section 7.2 has occurred prior to the Tax Distribution to be
              -----------
reduced, and (ii) the Facility Termination Date will not occur prior to the Tax Distribution to be reduced, or (y) immediately recover the excess amount from the recipient and not pay any further Tax Distribution to any person until such excess amount is recovered if any of the events described in clause (x)(i) or
                                                             -------------
(ii) is applicable.
----

     6.11.  Indebtedness.  The Borrower will not, nor will it permit any
            ------------
Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

            (i) The Loans (including any increase in the amount thereof pursuant to Section 2.6(b))and the Reimbursement Obligations.

            (ii)   Indebtedness existing on the date hereof and described in
                   Schedule 2, and any extension, refinancing or renewal thereof which does not include an increase in the principal amount thereof, or an increase in the fees or the rate of interest payable with respect thereto.

            (iii) Indebtedness arising pursuant to Rate Management Transactions related to the Loans having a Net Mark-to-Market Exposure not exceeding $5,000,000 in the aggregate.

            (iv) Purchase money or other Indebtedness of up to $5,000,000 in aggregate outstanding principal amount incurred by the Borrower in connection with Capital Expenditures permitted under this Agreement.

            (iv)   The Indebtedness evidenced by the Senior Subordinated Notes.

            (v) Indebtedness not to exceed $38,000,000 on terms and conditions reasonably satisfactory to the Agent and the Required Lenders relating to the construction of the Parkersburg Facility or a substitute comparably priced facility.

            (vi)   Contingent Obligations permitted under Section 6.24.

            (vi) Other Indebtedness at no time exceeding $1,000,000 in the aggregate principal amount.

     6.12.  Merger.  The Borrower will not, nor will it permit any Subsidiary
            ------
to, merge or consolidate with or into any other Person, except that (a) a Wholly-Owned Subsidiary may merge into the Borrower or any Wholly-Owned Subsidiary of the Borrower, (b) the Borrower or any Subsidiary may merge or consolidate with any other Person so long as the Borrower or such Subsidiary is the continuing or surviving corporation and, prior to and after giving effect to such merger or consolidation, no Default or Unmatured Default shall exist and be continuing, and (c) any Subsidiary may enter into a merger or consolidation as a means of effecting a disposition permitted by Section 6.13.

     6.13.  Sale of Assets.  The Borrower will not, nor will it permit any
            --------------
Subsidiary to, lease, sell, transfer or otherwise dispose of its Property, to any other Person except for (a) sales of inventory in the ordinary course of business, (b) disposition of obsolete or unusable equipment, (c) disposition of Collateral as permitted under the Security Documents, (d) transfers of assets in connection with Investments permitted under Section 6.14, and (e) leases, sales, transfers or other dispositions of its Property (other than Collateral) that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory sold in the ordinary course of business) as permitted by this Section 6.13 since the date hereof, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

     6.14.  Investments and Acquisitions.  The Borrower will not, nor will it
            ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, Loans and Advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

            (i)    Cash Equivalent Investments.

            (ii) Existing Investments in Subsidiaries, including the Investment in the Gourmet Acquisition, and other Investments in existence on the date hereof and described in Schedule 1.

            (iii) Shares of stock or other securities received in settlement of claims arising in the ordinary course of business.

            (iv) Promissory notes acquired in connection with the dispositions of assets permitted under Section 6.13.

            (v)    Shareholder Loans existing on the date hereof.

            (vi) Other Investments up to an aggregate amount not in excess of $250,000.

            (vii)  Acquisitions up to an aggregate amount not to exceed
                   $1,500,000.

            (viii) Acquisitions other than those referred to in clause (vii)
                                                                ------------
                   above up to an aggregate amount not to exceed $3,500,000; provided, however, that at least 5 Business Days before any
                   --------  -------
                   such Acquisition, the Borrower shall
                   submit to the Agent satisfactory evidence of pro forma compliance (after giving effect to such Purchase) with
                   Section 6.25 hereof for the four most recently ended fiscal quarters of the Borrower.

     6.15. Liens.  The Borrower will not, nor will it permit any Subsidiary to,
           -----
create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

          (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

          (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

          (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

          (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or materially interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         (v) Liens existing on the date hereof and described in Schedule 2 and any subsequent extension or renewals of such Liens to the extent the related extension or renewal of the Indebtedness secured by such Lien is otherwise permitted under this Agreement, the principal amount secured thereby is not increased and the Property subject thereto is not increased.

          (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

          (vii) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of indemnity, performance or other similar bonds in the ordinary course of business.

          (viii) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting a

                   Default under Section 7.9, so long as no cash or property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any respective judgment or award, or any appeal bond in respect thereof, the fair market value of which exceeds $3,000,000.

            (ix) Banker's Liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business.

            (x) Liens arising from precautionary UCC financing statements regarding Operating Leases permitted by this Agreement.

            (xi)   Any interest or title of a lessor under any lease.

            (xii) So long as the Indebtedness secured by such Liens is permitted under Section 6.11, Liens on the assets of a Subsidiary if such Liens existed at the time such Subsidiary was acquired by the Borrower or a Subsidiary, provided that such Lien does not encumber additional property after such Subsidiary is acquired or increase the principal amount secured thereby after such Subsidiary is acquired.

            (xiii) Purchase money Liens and Liens created in connection with
                   Capitalized Lease Obligations which are incurred in the ordinary course of business secure Indebtedness incurred in connection with permitted Capital Expenditures; provided,
                                                                   --------
                   that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction and (iii) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $5,000,000.

            (xiv) Licenses, leases or subleases granted to other Persons not interfering in any material respect with the business of the Borrower or any of its Subsidiaries and not diminishing the value of, or impairing any rights of the Lenders in, any Collateral (as such term is defined in the applicable Security Agreement.)

            (xv) Other Liens securing aggregate principal Indebtedness at no time exceeding $250,000.

     6.16.  Capital Expenditures.  Except with respect to up to $38,000,000 of
            --------------------
Capital Expenditures in respect of the Parkersburg Facility, the Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $12,000,000 for Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

     6.17.  Rental Obligations.  The Borrower will not, nor will it permit any
            ------------------
Subsidiary to, create, incur or suffer to exist obligations for fixed amounts payable under any lease of Property (including obligations under Capitalized Leases but exclusive of obligations in existence on the date hereof and extensions and renewals thereof) in excess of $3,000,000 payable during any one of the Borrower's fiscal years on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

     6.18.  Affiliates.  The Borrower will not, and will not permit any
            ----------
Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, provided that the foregoing restrictions
                                    --------
shall not apply to (a) dividends or repurchases of stock permitted under Section 6.10, (b) transactions between the Borrower and its Wholly-Owned Subsidiaries to the extent such Wholly-Owned Subsidiaries have executed Collateral Documents as required by Section 6.27, or (c) subject to Section 7.22, payments required to be made pursuant to the terms of the Consulting Agreement, as from time to time amended in compliance with Section 6.19(b) (it being understood and agreed that Paulucci International Ltd., Inc. is an Affiliate of the Borrower).

     6.19.  Subordinated Indebtedness; Consulting Agreement.  (a) The Borrower
            -----------------------------------------------
will not, and will not permit any Subsidiary to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness (including, without limitation, the Senior Subordinated Debt Documents), or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness (including, without limitation, the Senior Subordinated Notes).

            (b) The Borrower will not terminate or otherwise make any amendment or modification to the Consulting Agreement at any time a Default or an Unmatured Default exists, nor will it at any time amend or modify the Consulting Agreement to increase the amounts payable by the Borrower thereunder by more than 10% per annum. The Borrower shall promptly provide the Agent written notice of any amendment or modification to the Consulting Agreement, together with a copy of such amendment or modification.

     6.20.  Sale and Leaseback Transactions and other Off-Balance Sheet
            -----------------------------------------------------------
Liabilities.  The Borrower will not, nor will it permit any Subsidiary to, enter
-----------
into or suffer to exist any (a) Sale and Leaseback Transaction or (b) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities.

     6.21.  Environmental Matters.  The Borrower shall and shall cause each of
            ---------------------
its Subsidiaries to (a) at all times comply in all material respects with all applicable Environmental Laws and (b) promptly take any and all necessary remedial actions in response to the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any real property owned, leased or operated by the Borrower or any of its Subsidiaries, where the failure to do so could reasonably be expected to have a Material Adverse Effect. In the event that the Borrower or any Subsidiary undertakes any remedial action with respect to any Hazardous Material on, under or about any real property, the Borrower or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws and in accordance with the policies, orders and directives of all federal, state and local governmental authorities, except when the Borrower's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Material is being contested in good faith by the Borrower or such Subsidiary and appropriate reserves therefor have been established. If the Agent or any Lender at any time has a reasonable basis to believe that there may be a material violation of any Environmental Law by the Borrower or any of its Subsidiaries, or any material liability arising thereunder or related to a Release of Hazardous Materials on any real property owned, leased or operated by the Borrower or any of its Subsidiaries or a Release on real property adjacent to such real property, then the Borrower shall, upon the request of the Agent or such Lender, provide the Agent and each Lender with all such reports, certificates, engineering studies and other written material or data relating thereto as the Agent or any Lender may reasonably require.

     6.22.  Change in Corporate Structure; Fiscal Year.  The Borrower shall not,
            ------------------------------------------
nor shall it permit any Subsidiary to, (a) permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the Borrower shall notify the Agent of any other amendment or modification thereto as soon as practicable thereafter) or (b) change its fiscal year.

     6.23.  Inconsistent Agreements.  The Borrower shall not, nor shall it
            -----------------------
permit any Subsidiary to, enter into any indenture, agreement, instrument or other arrangement which (a) directly or indirectly prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence of the Obligations, the granting of Liens to secure the Obligations, the amending of the Loan Documents or the ability of any Subsidiary to (i) pay dividends or make other distributions on its Capital Stock, (ii) make loans or advances to the Borrower or (iii) repay loans or advances from the Borrower or (b) contains any provision which would be violated or breached by the making of Advances, by the issuance of Facility LCs or by the performance by the Borrower or any Subsidiary of any of its obligations under any Loan Document provided that the foregoing restrictions in this Section 6.23 shall not apply to (x) customary non-assignment provisions entered into in the ordinary course of business, consistent with past practices and not adversely affecting the rights of the Agent and the Lenders in the Collateral; or (y) Liens permitted under Section 6.15 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject
--------
to such Liens.

     6.24.  Contingent Obligations.  The Borrower will not, nor will it permit
            ----------------------
any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the

Reimbursement Obligations, (iii) the Guaranty, (iv) as permitted under Section 6.11, and (v) the Gourmet Guaranty.

     6.25.  Financial Covenants.
            -------------------

            6.25.1 Fixed Charge Coverage Ratio. The Borrower will not permit the
                   ---------------------------
            Fixed Charge Coverage Ratio as of the end of any fiscal quarter, determined for the then most recently ended four fiscal quarters, to be less than 1.25 to 1.0.

            6.25.2 Total Leverage Ratio. The Borrower will not at any time
                   --------------------
            permit its Total Leverage Ratio, to be greater than the ratio specified in the following table for the applicable period:

               Period                                          Ratio
               ------                                          -----

            From and including the date hereof
            to and including the last day of the
            Borrower's third fiscal quarter of its
            fiscal year 2001                                   4.50 to 1.00

            Fourth fiscal quarter of 2001 and
            first fiscal quarter of 2002                       4.25 to 1.00

            Second fiscal quarter of 2002                      4.00 to 1.00

            Third fiscal quarter of 2002                       3.75 to 1.00

            Fourth fiscal quarter of 2002 and
            first fiscal quarter of 2003                       3.50 to 1.00

            Second fiscal quarter of 2003                      3.25 to 1.00

            Third fiscal quarter of 2003                       3.00 to 1.00

            Fourth fiscal quarter of 2003 and
            first fiscal quarter of 2004                       2.75 to 1.00

            All times thereafter                               2.50 to 1.00


            6.25.3 Senior Leverage Ratio. The Borrower will not at any time
                   ---------------------
            permit its Senior Leverage Ratio to be greater than the ratio specified in the following table for the applicable period:

               Period                                          Ratio
               ------                                          -----

            From and including the date hereof
            to and including the last day of the
            Borrowers third fiscal quarter of 2001             2.50 to 1.00

            Fourth fiscal quarter of 2001 and
            first fiscal quarter of 2002                       2.25 to 1.00

            Second fiscal quarter of 2002                      2.00 to 1.00

            Third fiscal quarter of 2002                       1.75 to 1.00

            All times thereafter                               1.50 to 1.00

            6.25.4  Minimum Adjusted Consolidated EBITDA.  The Borrower will not
                  ------------------------------------
     permit its aggregate Adjusted Consolidated EBITDA for the period of two fiscal quarters ending July 15, 2001 to be less than $17,500,000.

     6.26.  ERISA Compliance.
            ----------------

            With respect to any Plan, neither the Borrower nor any Subsidiary shall:

            (i) engage in any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $100,000 could be imposed;

            (ii) incur any "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA) in excess of $100,000, whether or not waived, or permit any Unfunded Liability to exceed $100,000;

            (iii) permit the occurrence of any Termination Event which could result in a liability to the Borrower or any other member of the Controlled Group in excess of $100,000;

            (d) be an "employer" (as such term is defined in Section 3(5) of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term in defined in Section 4001(a)(2) of ERISA) required to contribute to any Multiple Employer Plan; or

            (e) permit the establishment or amendment of any Plan or fail to comply with the applicable provisions of ERISA and the Code with respect to any Plan which could result in liability to the Borrower or any other member of the Controlled Group which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.27.  Subsidiary Guaranties and Personal Property Pledges.  Effective upon
            ---------------------------------------------------
any Person (including Gourmet) becoming a Subsidiary, the Borrower shall cause such Person to (i) execute and deliver to the Agent for the benefit of the Lenders a guaranty of the Obligations pursuant to a guaranty substantially similar to the Guaranty and (ii) pledge to the Agent for the benefit of the Lenders a first priority security interest in all personal property owned by such Person pursuant to a security agreement substantially similar to the Subsidiary Security Agreement, all pursuant to documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Agent; provided, that a foreign Subsidiary shall be required to provide the
       --------
foregoing guaranty and pledge to the maximum amount which does not have adverse tax consequences upon the Borrower or such Subsidiary and is legally permissible. The Borrower shall promptly notify the Agent at any time at which a Person becomes a Subsidiary.

     6.28.  Subsidiary Stock Pledge.  Effective upon any Person becoming a
            -----------------------
Subsidiary (including Gourmet), the Borrower shall pledge, or shall cause to be pledged, all of the stock or other equity interests thereof owned by the Borrower or any Subsidiary to the Agent for the benefit of the Lenders pursuant to an amendment to the Borrower Security Agreement and other documentation (including related certificates, opinions and financing statements) reasonably acceptable to the Agent; provided, that a foreign Subsidiary shall be required
                         --------
to provide the foregoing pledge to the maximum amount which does not have adverse tax consequences upon the Borrower or such Subsidiary and is legally permissible. The Borrower shall promptly notify the Agent at any time at which a Person becomes a Subsidiary.

     6.29.  Post-Closing Covenants.  (a) On or before the date that is 90 days
            ----------------------
following the Closing Date (or such later date as may be approved by the Agent), the Borrower shall execute and place of record a leasehold mortgage for the leasehold property of the Borrower located in Jackson, Ohio as well as obtain such title policies in respect thereof with such coverages and endorsements as the Agent may request and such other documents and opinions of counsel as the Agent may require in connection with this Section 6.29, in the case of each of the foregoing, in form and substance satisfactory to the Agent.

     (b) On or before the date that is 30 days following the Closing Date (or such later date as may be approved by the Agent), the Borrower shall cause to be delivered to the Agent duly executed landlord waivers or bailee waivers, as applicable, in each case in form and substance satisfactory to the Agent, with respect to each of the locations listed in Parts B and C of Exhibit A to the Borrower Security Agreement and Subsidiary Security Agreement.



                                  ARTICLE VII

                                    DEFAULTS
                                    --------

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2. Nonpayment of principal of any Loan when due, nonpayment of any Reimbursement Obligation within one Business Day after the same becomes due, or nonpayment of interest upon any Loan or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.3(a) or 6.10 through 6.29.

     7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Section 7.1, 7.2 or 7.3) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Agent or any Lender.

     7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $3,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $3,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $3,000,000 per annum.

     7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $3,000,000.

     7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     7.14.  Any Change in Control shall occur.

     7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

     7.16. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation in excess of $1,000,000 when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction.

     7.17. Except to the extent released in writing by all of the Lenders, any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

     7.18. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or except to the extent terminated by all of the Lenders, any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document (after giving effect to any applicable cure period thereunder).

     7.19. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions") shall at any time not be true and correct in all material respects.

     7.20. The Borrower or any Subsidiary shall fail to pay when due any obligation with respect to a Letter of Credit, obligation under a Sale and Leaseback Transaction or Contingent Obligation where such obligation exceeds $3,000,000.

     7.21. Without the consent of the Lenders, the subordination provisions of the Senior Subordinated Debt Documents are for any reason revoked or invalidated, or otherwise cease to be in full force and effect or the Obligations hereunder are for any reason subordinated or do not have the priority contemplated by this Agreement or such subordination provisions.


     7.22 During the twelve month period immediately following the occurrence of a default under Section 7.2 or a default under Section 7.3 arising out of a breach of Section 6.25 (each a "Triggering Default"), or during any successive twelve month period, the Borrower shall make payments in excess of $1,000,000 in the aggregate to Paulucci International Ltd., Inc. pursuant to the Consulting Agreement; provided that no default under this Section 7.22 shall arise if at the time of such payments all Triggering Defaults have been cured or waived.

                                 ARTICLE VIII

                ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                ----------------------------------------------

     8.1.   Acceleration; Facility LC Collateral Account.  (i) If any Default
            --------------------------------------------
described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs and is continuing, the Required Lenders (or the Agent with the consent of the Required Lenders) may by written notice to the Borrower (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon written notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

     (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer under the Loan Documents.

     (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

     (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2. Amendments.  Subject to the provisions of this Article VIII, the
          ----------
Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall,
                   -----------------
without the consent of all of the Lenders:

          (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date unless, with respect to any Facility LC, the terms of Section 2.21.1 are satisfied or postpone any regularly
                          --------------
                 scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligations related thereto.

          (ii) Reduce the percentage specified in the definition of Required Lenders.

          (iii) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2 (other than reductions associated with increases in the Aggregate Commitment or the addition of new tranches of Loans hereunder), or increase, without the consent of such Lender, the Commitment of such Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

          (iv)   Amend this Section 8.2.

          (v) Release any guarantor of any Advance or, except as provided in the Collateral Documents, release all or substantially all of the Collateral.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. No amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer and no amendment of any provision of this Agreement relating to the Swing Line Lender or any Swing Line Loans shall be effective without the written consent of the Swing Line Lender. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this

Agreement. Notwithstanding the foregoing, upon the execution and delivery of all documentation required by Section 2.6(b) to be delivered in connection with an increase to the Aggregate Revolving Credit Commitment, this Agreement shall be deemed amended without further action by any party to reflect, as applicable, the new Lenders and their new Revolving Credit Commitments and any increase in the Revolving Credit Commitment of any existing Lender.

     8.3. Preservation of Rights.  No delay or omission of the Lenders, the LC
          ----------------------
Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------

     9.1. Survival of Representations.  All representations and warranties of
          ---------------------------
the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

     9.2. Governmental Regulation.  Anything contained in this Agreement to the
          -----------------------
contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Headings.  Section headings in the Loan Documents are for convenience
          --------
of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.4. Entire Agreement.  The Loan Documents embody the entire agreement and
          ----------------
understanding among the Borrower, the Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.5. Several Obligations; Benefits of this Agreement.  The respective
          -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any

Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided,
                                                                       --------
however, that the parties hereto expressly agree that the Arranger shall enjoy
-------
the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.6.   Expenses; Indemnification.  (i)  The Borrower shall reimburse the
            -------------------------
Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Arranger, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents and the monitoring of the Collateral. Without limiting the foregoing, the Borrower agrees to pay all of the Agent's costs, fees and expenses (including, without limitation, travel expenses and the cost of any allocated fees of internal auditors) incurred in connection with such inspections and audits of the Collateral. The Borrower also agrees to reimburse the Agent, the Arranger, the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the LC Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the LC Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

     (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

     (iii) The Borrower shall indemnify, pay and hold the Agent and each Lender harmless from and against any and all losses, costs (including, without limitation, court costs and attorneys' fees), liabilities, injuries, expenses, claims and damages whatsoever incurred or suffered by or asserted against the Agent or such Lender by reason of any violation of any applicable Environmental Law for which the Borrower or any of its Subsidiaries is liable or which is related to any real estate owned, leased or operated by the Borrower or any of its Subsidiaries, or by reason of the imposition of any governmental lien for the recovery of environmental cleanup or response costs expended by reason of any such violation, or by reason of any breach of any representation, warranty or affirmative or negative covenant of this Agreement, including, without limitation, by reason of any matter disclosed in Schedule 3 hereto; provided, however, that, to the extent
                                       --------  -------
that the Borrower or any of its Subsidiaries is strictly liable under any such statute, order or regulation, the Borrower's obligation to the Agent and each Lender under this indemnity shall likewise be without regard to fault on the part of the Borrower or any of its Subsidiaries with respect to the violation of law which results in liability to the Agent or any Lender. The provisions of and undertakings and indemnification set out in this Section 9.7(iii) shall survive the termination of this Agreement and the payment and satisfaction of the Obligations and shall continue to be the liability, obligation and indemnification of the Borrower, binding upon the Borrower.

     (iv) A Person seeking to be indemnified under clause (ii) or clause (iii) of this Section 9.6 shall use reasonable efforts to notify the Borrower within ten Business Days following such Person's receipt of written notice of the commencement of any action or proceeding giving rise to a claim for indemnification hereunder; provided, however, that failure to give such notice
                           -----------------
shall neither give rise to any liability on the part of such Person nor diminish such Person's entitlement to indemnification hereunder.

     9.7.   Numbers of Documents.  All statements, notices, closing documents,
            --------------------
and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

     9.8.   Accounting.  Except as provided to the contrary herein, all
            ----------
accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

     9.9.   Severability of Provisions.  Any provision in any Loan Document that
            --------------------------
is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.10.  Nonliability of Lenders.  The relationship between the Borrower on
            -----------------------
the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.11.  Confidentiality.  Each Lender agrees to hold any confidential
            ---------------
information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

     9.12.  Nonreliance.  Each Lender hereby represents that it is not relying
            -----------
on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

                                   ARTICLE X

                                   THE AGENT
                                   ---------

     10.1.  Appointment; Nature of Relationship.  Bank One, NA is hereby
            -----------------------------------
appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2.  Powers.  The Agent shall have and may exercise such powers under the
            ------
Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

     10.3.  General Immunity.  Neither the Agent nor any of its directors,
            ----------------
officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4.  No Responsibility for Loans, Recitals, etc.  Neither the Agent nor
            -------------------------------------------
any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

     10.5.  Action on Instructions of Lenders.  The Agent shall in all cases be
            ---------------------------------
fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6.  Employment of Agents and Counsel.  The Agent may execute any of its
            --------------------------------
duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

     10.7.  Reliance on Documents; Counsel.  The Agent shall be entitled to rely
            ------------------------------
upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

     10.8.  Agent's Reimbursement and Indemnification.  The Lenders agree to
            -----------------------------------------
reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing
           --------
to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this
Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9.  Notice of Default.  The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such

Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

     10.10.  Rights as a Lender.  In the event the Agent is a Lender, the Agent
             ------------------
shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

     10.11.  Lender Credit Decision.  Each Lender acknowledges that it has,
             ----------------------
independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12.  Successor Agent.  The Agent may resign at any time by giving
             ---------------
written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders (and with the consent of the Borrower so long as no Default or Unmatured Default exists, which consent shall not be unreasonably withheld), a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders (and with the consent of the Borrower so long as no Default or Unmatured Default exists, which consent shall not be unreasonably withheld), a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

     10.13.  Agent and Arranger Fees.  The Borrower agrees to pay to the Agent
             -----------------------
and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated November 29, 2000 or as otherwise agreed from time to time.

     10.14.  Delegation to Affiliates.  The Borrower and the Lenders agree that
             ------------------------
the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

     10.15.  Execution of Collateral Documents.  The Lenders hereby empower and
             ---------------------------------
authorize the Agent to execute and deliver to the Borrower on their behalf the Borrower Security Agreement and the Subsidiary Security Agreement and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Borrower Security Agreement and the Subsidiary Security Agreement.

     10.16.  Collateral Releases.  The Lenders hereby empower and authorize the
             -------------------
Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                  ARTICLE XI

                           SETOFF; RATABLE PAYMENTS
                           ------------------------

     11.1.   Setoff.  In addition to, and without limitation of, any rights of
             ------
the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such

Lender, whether or not the Obligations, or any part hereof, shall then be due, and written notice of such setoff shall thereafter be provided to the Borrower within a reasonable time.

     11.2.  Ratable Payments.  If any Lender, whether by setoff or otherwise,
            ----------------
has payment made to it upon its Term Loan or Outstanding Revolving Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of Term Loan and the Aggregate Outstanding Revolving Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Term Loan and Aggregate Outstanding Revolving Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Term Loan and Aggregate Outstanding Revolving Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                  ARTICLE XII

               BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
               -------------------------------------------------

     12.1.  Successors and Assigns.  The terms and provisions of the Loan
            ----------------------
Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment
                            -----------------
creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the
                                                  -----------------
Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

     12.2.  Participations.
            --------------

            12.2.1  Permitted Participants; Effect.  Any Lender may, in the
                    ------------------------------
     ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Term Loan or Outstanding Revolving Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Term Loan and Outstanding Revolving Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

            12.2.2  Voting Rights.  Each Lender shall retain the sole right to
                    -------------
     approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

            12.2.3  Benefit of Setoff.  The Borrower agrees that each
                    -----------------
     Participant shall be deemed to have the right of setoff provided in Section
     11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
     --------
     Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3.  Assignments.
            -----------

            12.3.1  Permitted Assignments.  Any Lender may, in the ordinary
                    ---------------------
     course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit B or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Agent and the LC Issuer shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however,
                                     -----------------
     that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

            12.3.2  Effect; Effective Date.  Upon (i) delivery to the Agent of a
                    ----------------------
     notice of assignment, substantially in the form attached as Exhibit I to Exhibit B (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Revolving Credit Exposure under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Revolving Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

     12.4.  Dissemination of Information.  The Borrower authorizes each Lender
            ----------------------------
to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each
                                                             --------
Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

     12.5.  Tax Treatment.  If any interest in any Loan Document is transferred
            -------------
to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                 ARTICLE XIII

                                    NOTICES
                                    -------

     13.1.  Notices.  Except as otherwise permitted by Section 2.14 with respect
            -------
to Borrowing Notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

     13.2.  Change of Address.  The Borrower, the Agent and any Lender may each
            -----------------
change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XIV

                                 COUNTERPARTS
                                 ------------

     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the LC Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                  ARTICLE XV

         CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
         ------------------------------------------------------------

     15.1.  CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
            -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2.  CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
            -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     15.3.  WAIVER OF JURY TRIAL.  THE BORROWER, THE AGENT, THE LC ISSUER AND
            --------------------
EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     IN WITNESS WHEREOF, the Borrower, the Lenders, the LC Issuer, the Swing Line Lender and the Agent have executed this Agreement as of the date first above written.

                                    LUIGINO'S, INC.


                                    By: /s/ Ronald O. Bubar
                                        -----------------------------------
                                    Title:
                                           --------------------------------
                                            (address)

                                           --------------------------------

                                           --------------------------------
                                    Attention:
                                               ----------------------------
                                            Telephone:  ( )
                                            FAX:        ( )



                                    BANK ONE, NA,
                                    Individually and as Agent

                                    By: /s/ Lisa Whatley
                                        -----------------------------------
                                    Title: Vice President
                                           --------------------------------
                                              1 Bank One Plaza
                                              Chicago, Illinois 60670

                                    Attention: Lisa Whatley
                                               ----------------------------
                                            Telephone:     (312) 732-6503
                                            FAX:           (312) 732-1117


                                    U. S. BANK NATIONAL ASSOCIATION

                                    By: /s/ William J. Umscheid
                                        -----------------------------------
                                    Title: Vice President
                                           --------------------------------
                                    Attention: William J. Umscheid
                                               ----------------------------
                                            Telephone:     (612-973-0589)
                                            FAX:           (612-973-0823)

                              COMMITMENT SCHEDULE


                        Revolving Loan   Term Loan      Total
Lender                    Commitment    Commitment    Commitment
------                    ----------    ----------    ----------

Bank One, NA              $30,000,000  $45,000,000  $ 75,000,000

U.S. Bank
National Association      $10,000,000  $15,000,000  $ 25,000,000
                          -----------  -----------  ------------
                          $40,000,000  $60,000,000  $100,000,000
                          ===========  ===========  ============

                               PRICING SCHEDULE

================================================================================================================
Applicable Margin   Level I Status    Level II Status    Level III Status    Level IV Status    Level V Status
================================================================================================================
Eurodollar Rate          2.25%              2.50%               2.75%              3.00%             3.25%
----------------------------------------------------------------------------------------------------------------
Floating Rate            1.00%              1.25%               1.50%              1.75%             2.00%
================================================================================================================

================================================================================================================
Applicable Fee Rate   Level I Status    Level II Status    Level III Status    Level IV Status    Level V Status
================================================================================================================
Commitment Fee             0.375%             0.375%              0.500%             0.500%            0.500%
================================================================================================================

     For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

     "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 2.50 to 1.00.

     "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

     "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.50 to 1.00.

     "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I, Level II or Level III Status, and (ii) the Leverage Ratio is less than 4.00 to 1.00.

     "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

     "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered. Notwithstanding anything herein to the contrary, the Applicable Margin with respect to Eurodollar Loans shall be fixed at 3.25% and the Applicable Rate with respect to Floating Rate Loans shall be fixed at 2.00% in each case until delivery of the Borrower's October 7, 2001 financial statements pursuant to Section 6.1, after which time the Applicable Margin shall be adjusted as contemplated by the first sentence hereof.